Exhibit 99.3

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Investors Real Estate Trust
Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and subsidiaries (the "Company") as of April 30, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended April 30, 2010. Our audits also included the consolidated financial statement schedules listed in the Index at Item 15. We also have audited the Company's internal control over financial reporting as of April 30, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control Over Financial Reporting (not presented herein). Our responsibility is to express an opinion on these financial statements and financial statement schedules and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the

2010 Annual Report F-1

financial position of Investors Real Estate Trust and subsidiaries as of April 30, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of April 30, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 14, 2010 (December 10, 2010, as to the effects of discontinued operations as disclosed in Note 12)

2010 Annual Report F-2

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2010 and 2009

	(in thousands)
	April 30, 2010	April 30, 2009
ASSETS
Real estate investments
Property owned	$1,800,519	$1,729,585
Less accumulated depreciation	(308,626)	(262,871)
	1,491,893	1,466,714
Development in progress	2,831	0
Unimproved land	6,007	5,701
Mortgage loans receivable, net of allowance of $3 and $3, respectively	158	160
Total real estate investments	1,500,889	1,472,575
Other assets
Cash and cash equivalents	54,791	33,244
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $912 and $842, respectively	17,320	16,012
Accounts receivable, net of allowance of $257 and $286, respectively	4,916	2,738
Real estate deposits	516	88
Prepaid and other assets	1,189	1,051
Intangible assets, net of accumulated amortization of $39,571 and $44,887, respectively	50,700	52,173
Tax, insurance, and other escrow	9,301	7,261
Property and equipment, net of accumulated depreciation of $924 and $957, respectively	1,392	1,015
Goodwill	1,388	1,392
Deferred charges and leasing costs, net of accumulated amortization of $13,131 and $11,010, respectively	18,108	17,122
TOTAL ASSETS	$1,660,930	$1,605,091
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$38,514	$32,773
Revolving lines of credit	6,550	5,500
Mortgages payable	1,057,619	1,070,158
Other	1,320	1,516
TOTAL LIABILITIES	1,104,003	1,109,947
COMMITMENTS AND CONTINGENCIES (NOTE 15)
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,812	1,737
EQUITY
Investors Real Estate Trust shareholder’s equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2010 and April 30, 2009, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 75,805,159 shares issued and outstanding at April 30, 2010, and 60,304,154 shares issued and outstanding at April 30, 2009)	583,618	461,648
Accumulated distributions in excess of net income	(201,412)	(155,956)
Total Investors Real Estate Trust shareholders’ equity	409,523	333,009
Noncontrolling interests – Operating Partnership (20,521,365 units at April 30, 2010 and 20,838,197 units at April 30, 2009)	134,970	148,199
Noncontrolling interests – consolidated real estate entities	10,622	12,199
Total equity	555,115	493,407
TOTAL LIABILITIES AND EQUITY	$1,660,930	$1,605,091

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2010 Annual Report F-3

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended April 30, 2010, 2009, and 2008

	(in thousands, except per share data)
	2010	2009	2008
REVENUE
Real estate rentals	$192,331	$189,079	$174,075
Tenant reimbursement	45,061	45,247	41,205
TOTAL REVENUE	237,392	234,326	215,280
EXPENSES
Depreciation/amortization related to real estate investments	56,361	53,619	49,010
Utilities	17,575	18,562	17,402
Maintenance	27,606	27,033	24,050
Real estate taxes	30,502	29,380	26,099
Insurance	3,755	2,957	2,532
Property management expenses	19,200	17,468	14,501
Administrative expenses	5,716	4,430	4,745
Advisory and trustee services	502	452	458
Other expenses	2,513	1,440	1,344
Amortization related to non-real estate investments	2,370	2,068	1,476
Impairment of real estate investments	708	0	0
TOTAL EXPENSES	166,808	157,409	141,617
Gain on involuntary conversion	1,660	0	0
Interest expense	(67,454)	(66,845)	(61,507)
Interest income	539	599	2,085
Other income	355	314	665
Income from continuing operations before gain on sale of other investments	5,684	10,985	14,906
Gain on sale of other investments	0	0	42
Income from continuing operations	5,684	10,985	14,948
(Loss) income from discontinued operations	(1,099)	(272)	681
NET INCOME	4,585	10,713	15,629
Net income attributable to noncontrolling interests – Operating Partnership	(562)	(2,227)	(3,677)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(22)	40	136
Net income attributable to Investors Real Estate Trust	4,001	8,526	12,088
Dividends to preferred shareholders	(2,372)	(2,372)	(2,372)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,629	$6,154	$9,716
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.04	$.11	$.17
(Losses) earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	(.01)	.00	.01
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.03	$.11	$.18

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2010 Annual Report F-4

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
for the years ended April 30, 2010, 2009, and 2008

(in thousands)
	NUMBER OF PREFERRED SHARES	PREFERRED SHARES	NUMBER OF COMMON SHARES	COMMON SHARES	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPREHENSIVE (LOSS)	NONCONTROLLING INTERESTS	TOTAL EQUITY
BALANCE APRIL 30, 2007	1,150	$27,317	48,570	$354,336	$(96,827)	$(16)	$168,554	$453,364
Comprehensive Income
Net income attributable to Investors Real Estate Trust and nonredeemable noncontrolling interests					12,088		3,506	15,594
Unrealized gain for the period on securities available-for-sale						16		16
Total comprehensive income								15,610
Distributions - common shares					(35,387)		(13,503)	(48,890)
Distributions - preferred shares					(2,372)			(2,372)
Distribution reinvestment plan			1,177	11,274				11,274
Shares issued			6,934	66,679				66,679
Partnership units issued							22,931	22,931
Redemption of units for common shares			1,052	7,753			(7,753)	0
Adjustments to redeemable noncontrolling interests				(773)				(773)
Fractional shares repurchased			(1)	(14)				(14)
Other							(178)	(178)
BALANCE APRIL 30, 2008	1,150	$27,317	57,732	$439,255	$(122,498)	$0	$173,557	$517,631
Net income attributable to Investors Real Estate Trust and nonredeemable noncontrolling interests					8,526		2,134	10,660
Distributions - common shares					(39,612)		(14,383)	(53,995)
Distributions - preferred shares					(2,372)			(2,372)
Distribution reinvestment plan			1,186	11,385				11,385
Shares issued			641	5,978				5,978
Partnership units issued							3,730	3,730
Redemption of units for common shares			746	5,034			(5,034)	0
Adjustments to redeemable noncontrolling interests				6				6
Fractional shares repurchased			(1)	(10)				(10)
Other							394	394
BALANCE APRIL 30, 2009	1,150	$27,317	60,304	$461,648	$(155,956)	$0	$160,398	$493,407
Net income attributable to Investors Real Estate Trust and nonredeemable noncontrolling interests					4,001		524	4,525
Distributions - common shares					(47,085)		(14,261)	(61,346)
Distributions - preferred shares					(2,372)			(2,372)
Distribution reinvestment plan			1,240	10,534				10,534
Shares issued			13,555	108,421				108,421
Partnership units issued							3,897	3,897
Redemption of units for common shares			707	3,755			(3,755)	0
Adjustments to redeemable noncontrolling interests				(192)				(192)
Fractional shares repurchased			(1)	(11)				(11)
Other				(537)			(1,211)	(1,748)
BALANCE APRIL 30, 2010	1,150	$27,317	75,805	$583,618	$(201,412)	$0	$145,592	$555,115

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2010 Annual Report F-5

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended April 30, 2010, 2009, and 2008

	(in thousands)
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$4,585	$10,713	$15,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,184	57,832	52,423
Gain on sale of real estate, land and other investments	(68)	(54)	(556)
Gain on involuntary conversion	(1,660)	0	0
Impairment of real estate investments	1,678	338	0
Donation of real estate investments	450	0	0
Bad debt expense	1,399	2,472	1,060
Changes in other assets and liabilities:
Increase in receivable arising from straight-lining of rents	(1,443)	(2,403)	(1,921)
Increase in accounts receivable	(3,371)	(603)	(1,754)
(Increase) decrease in prepaid and other assets	(138)	(702)	219
(Increase) decrease in tax, insurance and other escrow	(2,040)	1,381	(1,420)
Increase in deferred charges and leasing costs	(4,731)	(5,686)	(5,468)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	5,567	(3,153)	3,667
Net cash provided by operating activities	61,412	60,135	61,879
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of marketable securities - available-for-sale	0	0	1,740
Net (payments) proceeds of real estate deposits	(428)	1,291	(644)
Principal proceeds on mortgage loans receivable	2	389	25
Investment in mortgage loans receivable	0	0	(167)
Purchase of marketable securities - available-for-sale	0	0	(54)
Proceeds from sale of real estate - discontined operations	103	68	1,361
Proceeds from sale of real estate and other investments	40	0	13
Insurance proceeds received	1,395	2,962	837
Payments for acquisitions and improvements of real estate investments	(80,069)	(59,077)	(148,364)
Net cash used by investing activities	(78,957)	(54,367)	(145,253)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgages payable	166,490	73,530	111,684
Principal payments on mortgages payable	(180,482)	(67,230)	(45,759)
Principal payments on revolving lines of credit and other debt	(15,567)	(14,073)	(73)
Proceeds from revolving lines of credit and other debt	15,500	20,500	0
Proceeds from sale of common shares, net of issue costs	108,271	5,978	66,679
Net (payments) proceeds from noncontrolling partner – consolidated real estate entities	(475)	717	0
Repurchase of fractional shares and partnership units	(11)	(10)	(14)
Distributions paid to common shareholders, net of reinvestment of $9,762, $10,603 and $10,518, respectively	(37,323)	(29,009)	(24,869)
Distributions paid to preferred shareholders	(2,372)	(2,372)	(2,372)
Distributions paid to noncontrolling interests – Unitholders of the Operating Partnership, net reinvestment of $772, $782 and $756, respectively	(13,489)	(13,601)	(12,747)
Distributions paid to noncontrolling interests – consolidated real estate entities	(1,273)	(165)	(179)
Distributions paid to redeemable noncontrolling interests-consolidated real estate entities	(177)	(112)	0
Redemption of partnership units and investment certificates	0	(158)	(11)
Net cash provided (used) by financing activities	39,092	(26,005)	92,339
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,547	(20,237)	8,965
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	33,244	53,481	44,516
CASH AND CASH EQUIVALENTS AT END OF YEAR	$54,791	$33,244	$53,481

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2010 Annual Report F-6

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
for the years ended April 30, 2010, 2009, and 2008

	(in thousands)
	2010	2009	2008
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution reinvestment plan	$9,762	$10,603	$10,518
Operating partnership distribution reinvestment plan	772	782	756
Real estate investment acquired through assumption of indebtedness and accrued costs	2,569	0	46,794
Assets acquired through the issuance of operating partnership units	3,897	3,730	22,931
Operating partnership units converted to shares	3,755	5,034	7,753
Adjustments to accounts payable included within real estate investments	324	(90)	1,051
Adjustments to redeemable noncontrolling interests	(192)	6	(773)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest on mortgages	$67,234	$67,947	$62,110
Interest other	682	421	100
	$67,916	$68,368	$62,210

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

2010 Annual Report F-7

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2010, 2009, and 2008

NOTE 1 • ORGANIZATION

Investors Real Estate Trust (“IRET” or the “Company”) is a self-advised real estate investment trust engaged in acquiring, owning and leasing multi-family and commercial real estate. IRET has elected to be taxed as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended. REITs are subject to a number of organizational and operational requirements, including a requirement to distribute 90% of ordinary taxable income to shareholders, and, generally, are not subject to federal income tax on net income. IRET’s multi-family residential properties and commercial properties are located mainly in the states of North Dakota and Minnesota, but also in the states of Colorado, Idaho, Iowa, Kansas, Montana, Missouri, Nebraska, South Dakota, Texas, Michigan, Wisconsin and Wyoming. As of April 30, 2010, IRET owned 78 multi-family residential properties with approximately 9,691 apartment units and 173 commercial properties, consisting of commercial office, commercial medical, commercial industrial and commercial retail properties, totaling approximately 12.0 million net rentable square feet. IRET conducts a majority of its business activities through its consolidated operating partnership, IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), as well as through a number of other subsidiary entities.

All references to IRET or the Company refer to Investors Real Estate Trust and its consolidated subsidiaries.

NOTE 2 • BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of IRET and all subsidiaries in which it maintains a controlling interest. All intercompany balances and transactions are eliminated in consolidation. The Company’s fiscal year ends April 30th.

The accompanying consolidated financial statements include the accounts of IRET and its general partnership interest in the Operating Partnership. The Company’s interest in the Operating Partnership was 78.7% and 74.3% as of April 30, 2010 and 2009, which includes 100% of the general partnership interest. The limited partners have a redemption option that they may exercise. Upon exercise of the redemption option by the limited partners, IRET has the option of redeeming the limited partners’ interests (“Units”) for IRET common shares of beneficial interest, on a one-for-one basis, or for cash payment to the unitholder. The redemption generally may be exercised by the limited partners at any time after the first anniversary of the date of the acquisition of the Units (provided, however, that not more than two redemptions by a limited partner may occur during each calendar year, and each limited partner may not exercise the redemption for less than 1,000 Units, or, if such limited partner holds less than 1,000 Units, for all of the Units held by such limited partner). Some limited partners have contractually agreed to a holding period of greater than one year.

The consolidated financial statements also reflect the ownership by the Operating Partnership of certain joint venture entities in which the Operating Partnership has a general partner or controlling interest. These entities are consolidated into IRET’s other operations with noncontrolling interests reflecting the noncontrolling partners’ share of ownership and income and expenses.

RECENT ACCOUNTING PRONOUNCEMENTS

Effective July 1, 2009, the Financial Accounting Standards Board (“FASB”) established the Accounting Standards Codification (“ASC”) as the primary source of authoritative generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied to nongovernmental entities. Although the establishment of the ASC did not change current GAAP, it did change the way we refer to GAAP throughout this document to reflect the updated referencing convention; we have omitted all references to the prior detailed numerical referencing system previously used by the FASB to identify FASB statements, staff positions, abstracts and accounting statements of position.

Effective May 1, 2009, the Company adopted FASB amended guidance that characterized ownership interests in a subsidiary that are held by owners other than the parent as noncontrolling interests (previously reported on the

2010 Annual Report F-8

NOTE 2 • continued

consolidated balance sheet as “minority interest”).  Under the amended guidance, noncontrolling interest represents the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  Such noncontrolling interests are reported on the consolidated balance sheets within equity, separately from the Company’s equity.  Revenues, expenses and net income or loss attributable to both the Company and noncontrolling interests are reported on the consolidated statements of operations.  The Company will classify any securities that are redeemable for cash or other assets at the option of the holder, or not solely within the control of the Company, outside of permanent equity in the consolidated balance sheet.  The Company will make this determination based on terms in the applicable agreements, specifically in relation to redemption provisions.  With respect to noncontrolling interests for which the Company has a choice to settle the contract by delivery of its own shares, the Company evaluates whether it controls the actions or events necessary to issue the maximum number of common shares that could be required to be delivered at the time of settlement of the contract to determine whether the noncontrolling interests are permanent equity.

The Company has concluded that for its noncontrolling interests that allow for redemption in either cash or Company shares (i.e., the limited partnership units of the Operating Partnership), all such provisions are solely within its control.  As a result of its evaluation, the Company has determined that all of these noncontrolling interests qualify as permanent equity.  As of April 30, 2010, the Operating Partnership’s noncontrolling interests have a redemption value of approximately $179.2 million (based on the Company’s closing common share price on the NASDAQ Global Select Market on that date of $8.73), which represents the amount that would be paid to the Operating Partnership’s outside noncontrolling limited partners.  The Company has one joint venture which allows the Company’s unaffiliated partner, at its election, to require the Company to buy its interest at a purchase price to be determined by an appraisal conducted in accordance with the terms of the agreement, or at a negotiated price.  The Company is not aware of any intent of the joint venture partner to exercise this option.  However, because the redemption of this interest is not solely within the control of the Company, the related noncontrolling interest is presented as “redeemable noncontrolling interest” in the mezzanine section of the Company’s consolidated balance sheets as of April 30, 2010 and 2009.

In December 2007, the FASB issued an update to its guidance on accounting for business combinations.  The amended guidance significantly changes the accounting for and reporting of business combination transactions in consolidated financial statements.  The amended guidance requires an acquiring entity to recognize acquired assets and liabilities assumed in a transaction at fair value as of the acquisition date, changes the disclosure requirements for business combination transactions and changes the accounting treatment for certain items, including contingent consideration agreements which are required to be recorded at acquisition date fair value and acquisition costs which are required to be expensed as incurred. The Company adopted this guidance on May 1, 2009.  The Company believes that such adoption could materially impact its future financial results to the extent that it acquires significant amounts of real estate, as related acquisition costs will be expensed as incurred compared to the Company’s former practice of capitalizing such costs and amortizing them over the estimated useful life of the assets acquired.

In June 2008, the FASB issued guidance that states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share (“EPS”) pursuant to the two-class method. The amended guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of the amended guidance. Early application is not permitted. The Company currently has no unvested share-based payment awards outstanding, but it is possible that in the future some may be granted under its 2008 Incentive Award Plan approved by shareholders in September 2008.  The Company’s adoption of this guidance on May 1, 2009 did not impact the Company’s EPS calculations.

In June 2009, the FASB issued new guidance that amends the existing guidance as follows: a) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity, identifying the primary beneficiary of a variable interest entity, b) to require ongoing reassessment of whether an enterprise is the primary beneficiary of a variable interest entity, rather than only when specific events occur, c) to eliminate the quantitative approach previously required for

2010 Annual Report F-9

NOTE 2 • continued

determining the primary beneficiary of a variable interest, d) to amend certain guidance for determining whether an entity is a variable interest entity, e) to add an additional reconsideration event when changes in facts and circumstances pertinent to a variable interest entity occur, f) to eliminate the exception for troubled debt restructuring regarding variable interest entity reconsideration, and g) to require advanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The new guidance is effective for the first annual reporting period beginning after November 15, 2009. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REAL ESTATE INVESTMENTS

Real estate investments are recorded at cost less accumulated depreciation and an adjustment for impairment, if any. Acquisitions of real estate investments are recorded based upon preliminary allocations of the purchase price which are subject to adjustment as additional information is obtained, but in no case more than one year after the date of acquisition. The Company allocates the purchase price based on the relative fair values of the tangible and intangible assets of an acquired property (which includes the land, building, and personal property) which are determined by valuing the property as if it were vacant and to fair value of the intangible assets (which include in-place leases.) The as-if-vacant value is allocated to land, buildings, and personal property based on management’s determination of the relative fair values of these assets. The estimated fair value of the property is the amount that would be recoverable upon the disposition of the property. Techniques used to estimate fair value include discounted cash flow analysis and reference to recent sales of comparables. A land value is assigned based on the purchase price if land is acquired separately or based on estimated fair value if acquired in a merger or in a single or portfolio acquisition.

Above-market and below-market in-place lease intangibles for acquired properties are fair-valued based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease.

Other intangible assets acquired include amounts for in-place lease values that are based upon the Company’s evaluation of the specific characteristics of the leases. Factors considered in the fair value analysis include an estimate of carrying costs and foregone rental income during hypothetical expected lease-up periods, considering current market conditions, and costs to execute similar leases. The Company also considers information about each property obtained during its pre-acquisition due diligence, marketing and leasing activities in estimating the relative fair value of the tangible and intangible assets acquired.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The Company uses a 20-40 year estimated life for buildings and improvements and a 5-12 year estimated life for furniture, fixtures and equipment.

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and improvements that improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life, generally five to ten years. Property sales or dispositions are recorded when title transfers and sufficient consideration has been received by the Company and the Company has no significant involvement with the property sold.

The Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. If

2010 Annual Report F-10

NOTE 2 • continued

indicators exist, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recorded for the difference between the estimated fair value and the carrying amount of the asset. If our anticipated holding period for properties, the estimated fair value of properties or other factors change based on market conditions or otherwise, our evaluation of impairment charges may be different and such differences could be material to our consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. Plans to hold properties over longer periods decrease the likelihood of recording impairment losses. During fiscal year 2010, the Company incurred a loss of $1.7 million due to impairment of three properties. The Company recorded a charge for impairment of approximately $818,000 on a commercial retail property in Ladysmith, Wisconsin, based upon receipt of a market offer to purchase and the Company’s probable intention to dispose of the property. The Company recorded a charge for impairment of approximately $152,000 on its former headquarters building in Minot, North Dakota, based upon receipt and acceptance of a market offer to purchase.  These two properties were subsequently sold and the related impairment charges for fiscal year 2010 are reported in discontinued operations.  See Note 12 for additional information. The Company also recorded an impairment charge of approximately $708,000 on a commercial retail property located in Kentwood, Michigan.  This property’s tenant has vacated the premises but continues to pay rent under a lease agreement that will expire on October 29, 2010.  Broker representations and market data for this commercial retail property provided the basis for the impairment charge. During fiscal year 2009,  the Company incurred a loss of approximately $338,000 due to impairment of the property formerly used as IRET’s Minot headquarters. This property was subsequently sold and the related impairment charge for fiscal year 2009 is reported in discontinued operations.  See Note 12 for additional information. No impairment losses were recorded in fiscal year 2008.

REAL ESTATE HELD FOR SALE

Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal costs. Depreciation is not recorded on assets classified as held for sale.

The application of current accounting principles that govern the classification of any of our properties as held-for-sale on the balance sheet requires management to make certain significant judgments. The Company makes a determination as to the point in time that it is probable that a sale will be consummated. It is not unusual for real estate sales contracts to allow potential buyers a period of time to evaluate the property prior to formal acceptance of the contract. In addition, certain other matters critical to the final sale, such as financing arrangements, often remain pending even upon contract acceptance. As a result, properties under contract may not close within the expected time period, or may not close at all. Due to these uncertainties, it is not likely that the Company can meet the criteria of the current accounting principles governing the classification of properties as held-for-sale prior to a sale formally closing. Therefore, any properties categorized as held-for-sale represent only those properties that management has determined are probable to close within the requirements set forth in current accounting principles.

The Company reports, in discontinued operations, the results of operations of a property that has either been disposed of or is classified as held for sale and the related gains or losses.

IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES AND GOODWILL

Upon acquisition of real estate, the Company records the intangible assets and liabilities acquired (for example, if the leases in place for the real estate property acquired carry rents above the market rent, the difference is classified as an intangible asset) at their estimated fair value separate and apart from goodwill.  The Company amortizes identified intangible assets and liabilities that are determined to have finite lives based on the period over which the assets and liabilities are expected to affect, directly or indirectly, the future cash flows of the real estate property acquired (generally the life of the lease).  In the twelve months ended April 30, 2010 and 2009, respectively, the Company added approximately $7.5 million and $618,000 of new intangible assets and $20,000 and $54,000 of new intangible liabilities. The weighted average lives of the intangible assets and intangible liabilities acquired in the twelve months ended April 30, 2010 and 2009 are 17.4 years and 1.8 years, respectively.  Amortization of intangibles related to above or below-market leases is recorded in real estate rentals in the consolidated statements of operations. Amortization of other intangibles is recorded in depreciation/amortization related to real estate

2010 Annual Report F-11

NOTE 2 • continued

investments in the consolidated statements of operations. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its estimated fair value.

The Company’s identified intangible assets and intangible liabilities at April 30, 2010 and 2009 were as follows:

	(in thousands)
	April 30, 2010	April 30, 2009
Identified intangible assets (included in intangible assets):
Gross carrying amount	$90,271	$97,060
Accumulated amortization	(39,571)	(44,887)
Net carrying amount	$50,700	$52,173

Indentified intangible liabilities (included in other liabilities):
Gross carrying amount	$1,260	$2,638
Accumulated amortization	(940)	(2,122)
Net carrying amount	$320	$516

The effect of amortization of acquired below-market leases and acquired above-market leases on rental income was approximately $(45,000) and $170,000 for the twelve months ended April 30, 2010 and 2009, respectively. The estimated annual amortization of acquired below-market leases, net of acquired above-market leases for each of the five succeeding fiscal years is as follows:

Year Ended April 30,	(in thousands)
2011	$59
2012	46
2013	28
2014	29
2015	12

Amortization of all other identified intangible assets (a component of depreciation/amortization related to real estate investments) was $8.7 million and $10.2 million for the twelve months ended April 30, 2010 and 2009, respectively. The estimated annual amortization of all other identified intangible assets for each of the five succeeding fiscal years is as follows:

Year Ended April 30,	(in thousands)
2011	$6,737
2012	4,731
2013	3,756
2014	3,351
2015	2,993

The excess of the cost of an acquired business over the net of the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed is recorded as goodwill.  The Company’s goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill as of April 30, 2010 and 2009 was $1.4 million. The annual reviews of goodwill compared the fair value of the business units that have been assigned goodwill to their carrying value (investment cost less accumulated depreciation), with the results for these periods indicating no impairment. In fiscal year 2010 the Company disposed of two buildings of an apartment community that had goodwill assigned, and as result, approximately $4,000 of goodwill was derecognized.

2010 Annual Report F-12

NOTE 2 • continued

PROPERTY AND EQUIPMENT

Property and equipment consists of the equipment contained at IRET’s headquarters in Minot, North Dakota, a corporate office in Minneapolis, Minnesota, and seven additional property management offices in Minnesota, North Dakota, Nebraska, Kansas and Missouri. The balance sheet reflects these assets at cost, net of accumulated depreciation. As of April 30, 2010 and 2009, the cost was $2.3 million and $2.0 million, respectively. Accumulated depreciation was approximately $924,000 and $957,000 as of April 30, 2010 and 2009, respectively.

MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable (which include contracts for deed) are stated at the outstanding principal balance, net of an allowance for uncollectibility. Interest income is accrued and reflected in the balance sheet. Non-performing loans are recognized as impaired. The Company evaluates the collectibility of both interest and principal of each of its loans, if circumstances warrant, to determine whether the loan is impaired. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. An allowance is recorded to reduce impaired loans to their estimated fair value. Interest on impaired loans is recognized on a cash basis.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all cash and highly liquid investments purchased with maturities of three months or less. Cash and cash equivalents consist of the Company’s bank deposits and short-term investment certificates acquired subject to repurchase agreements, and the Company’s deposits in a money market mutual fund.

COMPENSATING BALANCES

The Company maintains compensating balances, not restricted as to withdrawal, with several financial institutions in connection with financing received from those institutions and/or to ensure future credit availability, as follows: Dacotah Bank, Minot, North Dakota, a deposit of $100,000; United Community Bank, Minot, North Dakota, deposit of $370,000; Commerce Bank, A Minnesota Banking Corporation, deposit of $250,000, and First International Bank, Watford City, North Dakota, deposit of $3.2 million.

MARKETABLE SECURITIES

IRET’s investments in marketable securities are classified as “available-for-sale.” The securities classified as “available-for-sale” represent investments in debt and equity securities which the Company intends to hold for an indefinite period of time. These securities are valued at current fair value with the resulting unrealized gains and losses excluded from earnings and reported as a separate component of equity until realized. GAAP establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based upon our own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level of input that is significant to the fair value measurement.  At April 30, 2010, our marketable securities are carried at fair value measured on a recurring basis. Fair values are determined through the use of unadjusted quoted prices in active markets, which are inputs that are classified as Level 1 in the valuation hierarchy. Gains or losses on these securities are computed based on the amortized cost of the specific securities when sold.

All securities with unrealized losses are subjected to the Company’s process for identifying other-than-temporary impairments. The Company records a charge to earnings to write down to fair value securities that it deems to be other-than-temporarily impaired in the period the securities are deemed to be other-than-temporarily impaired. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors in making this assessment. Those factors include, but are not limited to, the length and severity of the decline in value and changes in the credit quality of the issuer or underlying assets. The Company does not engage in trading activities.

2010 Annual Report F-13

NOTE 2 • continued

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management evaluates the appropriate amount of the allowance for doubtful accounts by assessing the recoverability of individual real estate mortgage loans and rent receivables, through a comparison of their carrying amount with their estimated realizable value. Management considers tenant financial condition, credit history and current economic conditions in establishing these allowances. Receivable balances are written off when deemed uncollectible. Recoveries of receivables previously written off, if any, are recorded when received. A summary of the changes in the allowance for doubtful accounts for fiscal years ended April 30, 2010, 2009 and 2008 is as follows:

	(in thousands)
	2010	2009	2008
Balance at beginning of year	$1,131	$1,264	$910
Provision	1,399	2,472	1,060
Write-off	(1,358)	(2,605)	(706)
Balance at close of year	$1,172	$1,131	$1,264

TAX, INSURANCE, AND OTHER ESCROW

Tax, insurance, and other escrow includes funds deposited with a lender for payment of real estate tax and insurance, and reserves for funds to be used for replacement of structural elements and mechanical equipment of certain projects. The funds are under the control of the lender. Disbursements are made after supplying written documentation to the lender.

REAL ESTATE DEPOSITS

Real estate deposits include funds held by escrow agents to be applied toward the purchase of real estate or the payment of loan costs associated with loan placement or refinancing.

DEFERRED LEASING AND LOAN ACQUISITION COSTS

Costs and commissions incurred in obtaining tenant leases are amortized on the straight-line method over the terms of the related leases. Costs incurred in obtaining long-term financing are amortized to interest expense over the life of the loan using the straight-line method, which approximates the effective interest method.

NONCONTROLLING INTERESTS

Interests in the Operating Partnership held by limited partners are represented by Units. The Operating Partnership’s income is allocated to holders of Units based upon the ratio of their holdings to the total Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to noncontrolling interests in accordance with the terms of the Operating Partnership agreement.

IRET reflects noncontrolling interests in Mendota Properties LLC, IRET–BD LLC, IRET-Candlelight LLC, IRET-Golden Jack LLC, and IRET-1715 YDR LLC on the balance sheet for the portion of properties consolidated by IRET that are not wholly owned by IRET. The earnings or losses from these properties attributable to the noncontrolling interests are reflected as net income attributable to noncontrolling interests–consolidated real estate entities in the consolidated statements of operations.

Noncontrolling interests are reported as a separate component of equity. Amounts attributable to the parent for income from continuing operations and discontinued operations are as follows:

2010 Annual Report F-14

NOTE 2 • continued

	For Years Ended April 30,
	(in thousands)
Amounts Attributable to Investors Real Estate Trust	2010	2009	2008

Income from continuing operations – Investors Real Estate Trust	$4,854	$8,728	$11,591
(Loss) income from discontinued operations – Investors Real Estate Trust	(853)	(202)	497
Net income attributable to Investors Real Estate Trust	$4,001	$8,526	$12,088

INCOME TAXES

IRET operates in a manner intended to enable it to continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to shareholders. For the fiscal years ended April 30, 2010, 2009 and 2008, the Company distributed in excess of 90% of its taxable income and realized capital gains from property dispositions within the prescribed time limits; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates (including any alternative minimum tax) and may not be able to qualify as a REIT for the four subsequent taxable years.  Even as a REIT, the Company may be subject to certain state and local income and property taxes, and to federal income and excise taxes on undistributed taxable income.  In general, however, if the Company qualifies as a REIT, no provisions for federal income taxes are necessary except for taxes on undistributed REIT taxable income and taxes on the income generated by a taxable REIT subsidiary (TRS).

The Company has one TRS, acquired during the fourth quarter of fiscal year 2010, which is subject to corporate federal and state income taxes on its taxable income at regular statutory rates.  For fiscal year 2010, the Company’s TRS had a small net operating loss.  There were no income tax provisions or material deferred income tax items for our TRS for the fiscal year ended April 30, 2010.  The Company’s TRS is the tenant in the Company’s Wyoming assisted living facilities.

The Company adopted the provisions of the authoritative guidance for accounting for uncertainty in income taxes on May 1, 2007.  This guidance addresses the recognition and measurement of assets and liabilities associated with tax positions taken or expected to be taken in a tax return.  As a result of the adoption of the authoritative guidance, the Company reviewed its potential uncertain tax positions and made no adjustments to its existing financial and tax accounting treatment.

IRET conducts its business activity as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) through its Operating Partnership. UPREIT status allows IRET to accept the contribution of real estate in exchange for Units. Generally, such a contribution to a limited partnership allows for the deferral of gain by an owner of appreciated real estate.

REVENUE RECOGNITION

Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms generally exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases. Rents recognized in advance of collection are reflected as receivable arising from straight-lining of rents, net of allowance for doubtful accounts.  Rent concessions, including free rent, are amortized on a straight-line basis over the terms of the related leases.

Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenditures are incurred. IRET receives payments for these reimbursements from substantially all of its multi-tenant commercial tenants throughout the year.

2010 Annual Report F-15

NOTE 2 • continued

A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved.

Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed above in the Mortgage Loans Receivable section of this Note 2.

NET INCOME PER SHARE

Basic net income per share is computed as net income available to common shareholders for continuing and discontinued operations divided by the weighted average number of common shares outstanding for the period. The Company has no potentially dilutive financial interests; the potential exchange of Units for common shares will have no effect on net income per share because Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership.

NOTE 3 • CREDIT RISK

The Company is potentially exposed to credit risk for cash deposited with FDIC-insured financial institutions in accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

IRET has entered into a cash management arrangement with First Western Bank, the “Bank” with respect to deposit accounts that exceed FDIC Insurance coverage. On a daily basis, account balances are swept into a repurchase account.  The Bank pledges fractional interests in US Government Securities owned by the Bank at an amount equal to the excess over the uncollected balance in the repurchase account. The amounts deposited by IRET pursuant to the repurchase agreement are not insured by FDIC. At April 30, 2010 and 2009, these amounts totaled $25.2 million and $19.1 million, respectively.

NOTE 4 • PROPERTY OWNED

Property, consisting principally of real estate, is stated at cost less accumulated depreciation and totaled $1.5 billion as of April 30, 2010, and April 30, 2009.

Construction period interest of approximately $19,000, $912,0000, and $505,000 has been capitalized for the years ended April 30, 2010, 2009, and 2008, respectively.

The future minimum lease receipts to be received under non-cancellable leases for commercial properties as of April 30, 2010, assuming that no options to renew or buy out the lease are exercised, are as follows:

Year Ended April 30,	(in thousands)
2011	$115,837
2012	103,527
2013	91,464
2014	79,490
2015	64,830
Thereafter	270,014
$725,162

During fiscal year 2010, the Company incurred a loss of $1.7 million due to impairment of three properties. Two of these properties were subsequently sold and the related impairment charges of $970,000 are reported in discontinued operations for fiscal year 2010.  See Note 12 for additional information. For the year ended April 30, 2009, the Company incurred a loss of approximately $338,000 due to impairment of the property formerly used as IRET’s Minot headquarters. This property was subsequently sold and the related impairment charge for fiscal year 2009 is reported in discontinued operations.  See Note 12 for additional information. During fiscal year 2008, the Company incurred no losses due to impairment.

During fiscal year 2010, the Company reached an agreement for final settlement of insurance claims related to a fiscal year 2009 fire loss and realized a $1.7 million gain from involuntary conversion, as the total proceeds of $2.4 million exceeded our estimated basis in the assets requiring replacement.

2010 Annual Report F-16

NOTE 5 • MORTGAGE LOANS RECEIVABLE - NET

The mortgage loans receivable consists of one contract for deed that is collateralized by real estate. The interest rate on this loan is 7.0% and it matures in fiscal 2013. Future principal payments due under this mortgage loan as of April 30, 2010, are as follows:

Year Ended April 30,	(in thousands)
2011	$2
2012	2
2013	157
161
Less allowance for doubtful accounts	(3)
$158

There were no non-performing mortgage loans receivable as of April 30, 2010 and 2009.

NOTE 6 • MARKETABLE SECURITIES

The amortized cost and fair value of marketable securities available-for-sale at April 30, 2010 and 2009 are as follows.

	(in thousands)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Bank certificates of deposit	$420	$0	$0	$420
	$420	$0	$0	$420

As of April 30, 2010, $370,000 of the investment in bank certificates of deposit will mature in less than one year, while the remaining $50,000 will mature in May 2012.

There were no realized gains or losses on sales of securities available-for-sale for the fiscal years ended April 30, 2010 and 2009. There was a realized gain on sale of securities available-for-sale of $42,000 for the fiscal year ended April 30, 2008. There were no other-than-temporary impairment losses incurred on the securities available-for-sale for the fiscal years ended April 30, 2010, 2009 and 2008.

NOTE 7 • REVOLVING LINES OF CREDIT

IRET has lines of credit with four financial institutions as of April 30, 2010. Interest payments on outstanding borrowings are due monthly. These credit facilities are summarized in the following table:

	(in thousands)
Financial Institution	Amount Available	Amount Outstanding as of April 30, 2010	Amount Outstanding as of April 30, 2009	Applicable Interest Rate as of April 30, 2010	Maturity Date	Weighted Average Int. Rate on Borrowings during fiscal year 2010

Lines of Credit
(1) United Community Bank	$1,117	$1,050	$0	5.75%	08/31/10	5.75%
(2) First Western Bank & Trust	12,000	0	0	5.25%	12/10/11	5.25%
(3) First International Bank & Trust	14,000	4,000	4,000	6.20%	12/21/10	6.20%
(4) Dacotah Bank	1,500	1,500	1,500	4.50%	11/1/10	4.06%

Total	$28,617	$6,550	$5,500

Borrowings under the lines of credit bear interest based on the following: (1) 5.75%, (2) 175 basis points below the Wall Street Journal Prime Rate with a floor of 5.25% and a ceiling of 8.25% and (3) 50 basis points above the Wall Street Journal Prime Rate with a floor of 6.20%.  In addition to these three lines of credit, the Company also has a $5.0 million line of credit maturing in November 2010 with Dacotah Bank in Minot, North Dakota. Of the $4.9

2010 Annual Report F-17

NOTE 7 • continued

million drawn on this line, the Company includes $3.4 million in mortgages payable on the Company’s balance sheet, as secured by six small apartment properties owned by the Company, with the remaining $1.5 million included in revolving lines of credit. Borrowings under the Dacotah Bank line of credit bear interest at 125 basis points above the Wall Street Journal Prime Rate. The Company is required to maintain an outstanding balance of $4.0 million under the First International Bank line of credit.  There are no non-usage charges under the Company’s other lines of credit.

NOTE 8 • MORTGAGES PAYABLE

The Company’s mortgages payable are collateralized by substantially all of its properties owned. The majority of the Company’s mortgages payable are secured by individual properties or groups of properties, and are non-recourse to the Company, other than for standard carve-out obligations such as fraud, waste, failure to insure, environmental conditions and failure to pay real estate taxes. Interest rates on mortgages payable range from 3.04% to 9.75%, and the mortgages have varying maturity dates from August 1, 2010, through May 31, 2035.

Of the mortgages payable, the balance of fixed rate mortgages totaled $1.0 billion at April 30, 2010 and $1.1 billion at April 30, 2009, and the balances of variable rate mortgages totaled $29.0 million and $9.6 million as of April 30, 2010, and 2009, respectively. The Company does not utilize derivative financial instruments to mitigate its exposure to changes in market interest rates. Most of the fixed rate mortgages have substantial pre-payment penalties. As of April 30, 2010, the weighted average rate of interest on the Company’s mortgage debt was 6.17%, compared to 6.30% on April 30, 2009. The aggregate amount of required future principal payments on mortgages payable as of April 30, 2010, is as follows:

Year Ended April 30,	(in thousands)
2011	$107,314
2012	117,615
2013	48,109
2014	61,752
2015	91,955
Thereafter	630,874
Total payments	$1,057,619

NOTE 9 • TRANSACTIONS WITH RELATED PARTIES

PROPERTY ACQUISITION

During fiscal year 2008, the Company acquired a two-story commercial office building consisting of approximately 65,000 rentable square feet, located in Fenton, Missouri, for a purchase price of $7.0 million.  The Company purchased the property from entities controlled by W. David Scott, a trustee of the Company.  In accordance with the requirements of the Company’s Declaration of Trust, the transaction was approved by a majority of the trustees and by a majority of the independent trustees not otherwise interested in the transaction.

BANKING SERVICES

The Company maintains an unsecured line of credit with First International Bank and Trust, Watford City, North Dakota (First International).  Stephen L. Stenehjem, a member of the Company’s Board of Trustees and Audit Committee, is the President and Chief Executive Officer of First International, and the bank is owned by Mr. Stenehjem and members of his family. During fiscal year 2010, the Company paid a $10,000 renewal fee in connection with the First International line of credit. During fiscal years 2010, 2009 and 2008, respectively, the Company’s interest charges were approximately $238,000, $91,000, and $0, for borrowings under the First International line of credit.  During fiscal year 2007, the Company entered into two mortgage loans with First International in the amounts of $450,000 and $2.4 million. The Company paid interest on the loans of approximately $32,000 and $168,000, respectively, during fiscal year 2010, and interest of approximately $33,000 and $171,000, respectively, during fiscal year 2009, and interest of approximately $34,000 and $174,000, respectively, during fiscal year 2008.  During fiscal year 2010, the Company entered into a mortgage loan with First International in the amount of $36.5 million, paying a total of approximately $37,000 in origination fees and loan closing costs, and

2010 Annual Report F-18

NOTE 9 • continued

paying interest on the loan of approximately $552,000 in fiscal year 2010. This loan was repaid in the fourth quarter of fiscal year 2010.  The Company also maintains a number of checking accounts with First International.  In each of fiscal years 2010, 2009 and 2008, respectively, IRET paid less than $500 in total in various wire transfer and other fees charged on these checking accounts.

NOTE 10 • ACQUISITIONS AND DISPOSITIONS IN FISCAL YEARS 2010 AND 2009

PROPERTY ACQUISITIONS

IRET Properties paid approximately $55.4 million for real estate properties added to its portfolio during fiscal year 2010, compared to $33.8 million in fiscal year 2009. Of the $55.4 million paid for real estate properties added to the Company’s portfolio in fiscal year 2010, approximately $3.9 million consisted of the value of limited partnership units of the Operating Partnership and approximately $2.6 million consisted of the assumption of mortgage debt, with the remainder paid in cash. The Company expensed approximately $230,000 of transaction costs related to the acquisitions in fiscal year 2010. Of the $33.8 million paid in fiscal year 2009, approximately $3.7 million was paid in the form of limited partnership units of the Operating Partnership, with the remainder paid in cash.  No transaction costs were expensed in fiscal year 2009. The fiscal year 2010 and 2009 additions are detailed below.

Fiscal 2010 (May 1, 2009 to April 30, 2010)

	(in thousands)
Acquisitions	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
16-unit Northern Valley Apartments - Rochester, MN	$110	$610	$0	$720
48-unit Crown Apartments - Rochester, MN	261	3,289	0	3,550
	371	3,899	0	4,270
Commercial Office
15,000 sq. ft. Minot 2505 16th Street SW - Minot, ND	372	1,724	304	2,400
	372	1,724	304	2,400
Commercial Medical
65,160 sq. ft. Casper 1930 E. 12th Street (Park Place) - Casper, WY	439	5,780	1,120	7,339
35,629 sq. ft. Casper 3955 E. 12th Street (Meadow Wind) - Casper, WY	338	5,881	1,120	7,339
47,509 sq. ft. Cheyenne 4010 N. College Drive (Aspen Wind) - Cheyenne, WY	628	9,869	1,960	12,457
54,072 sq. ft. Cheyenne 4606 N. College Drive (Sierra Hills) - Cheyenne, WY	695	7,455	1,410	9,560
35,629 sq. ft. Laramie 1072 N. 22nd Street (Spring Wind) - Laramie, WY	406	6,634	1,265	8,305
	2,506	35,619	6,875	45,000
Commercial Industrial
42,180 sq. ft. Clive 2075 NW 94th Street - Clive, IA	408	2,610	332	3,350
	408	2,610	332	3,350
Unimproved Land
Fargo 1320 45th Street N. - Fargo, ND	395	0	0	395
	395	0	0	395

Total Property Acquisitions	$4,052	$43,852	$7,511	$55,415

2010 Annual Report F-19

NOTE 10 • continued

Fiscal 2009 (May 1, 2008 to April 30, 2009)

	(in thousands)
Acquisitions and Development Projects Placed in Service	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
33-unit Minot Westridge Apartments – Minot, ND	$67	$1,887	$0	$1,954
12-unit Minot Fairmont Apartments – Minot, ND	28	337	0	365
4-unit Minot 4th Street Apartments – Minot, ND	15	74	0	89
3-unit Minot 11th Street Apartments – Minot, ND	11	53	0	64
36-unit Evergreen Apartments – Isanti, MN	380	2,720	0	3,100
10-unit 401 S. Main Apartments – Minot, ND1	0	905	0	905
71-unit IRET Corporate Plaza Apartments – Minot, ND2	0	10,824	0	10,824
	501	16,800	0	17,301
Commercial Office
22,500 sq. ft. Bismarck 715 E. Bdwy – Bismarck, ND	389	1,267	255	1,911
50,360 sq. ft. IRET Corporate Plaza – Minot, ND2	0	3,896	0	3,896
	389	5,163	255	5,807
Commercial Medical
56,239 sq. ft. 2828 Chicago Avenue – Minneapolis, MN3	0	5,052	0	5,052
31,643 sq. ft. Southdale Medical Expansion (6545 France) – Edina, MN4	0	779	0	779
	0	5,831	0	5,831
Commercial Industrial
69,984 sq. ft. Minnetonka 13600 Cty Rd 62 – Minnetonka, MN	809	2,881	310	4,000
	809	2,881	310	4,000
Unimproved Land
Bismarck 2130 S. 12th Street – Bismarck, ND	576	0	0	576
Bismarck 700 E. Main – Bismarck, ND	314	0	0	314
	890	0	0	890

Total Property Acquisitions	$2,589	$30,675	$565	$33,829

(1)
Development property placed in service November 10, 2008. Approximately $145,000 of this cost was incurred in the three months ended April 30, 2009.  Additional costs incurred in fiscal year 2008 totaled approximately $14,000 for a total project cost at April 30, 2009 of approximately $919,000.

(2)
Development property placed in service January 19, 2009.  Approximately $1.8 million of the residential cost and $563,000 of the commercial office cost was incurred in the three months ended April 30, 2009. Additional costs incurred in fiscal years 2008 and 2007 totaled $8.6 million for a total project cost at April 30, 2009 of $23.3 million.

(3)
Development property placed in service September 16, 2008. Approximately $800,000 of this cost was incurred in the three months ended January 31, 2009. Additional costs incurred in fiscal years 2008 and 2007 totaled $7.8 million for a total project cost at April 30, 2009 of $12.9 million.

(4)
Development property placed in service September 17, 2008. Approximately $364,000 of this cost was incurred in the three months ended January 31, 2009. Additional costs incurred in fiscal year 2008 totaled $5.4 million for a total project cost at April 30, 2009 of $6.2 million.

PROPERTY DISPOSITIONS

During fiscal year 2010, the Company disposed of two small properties for an aggregate sale price of approximately $560,000, compared to one small property sold for approximately $70,000 during fiscal year 2009.  The fiscal year 2010 and 2009 dispositions are detailed below.

2010 Annual Report F-20

NOTE 10 • continued

Fiscal 2010 (May 1, 2009 to April 30, 2010)

	(in thousands)
Dispositions	Sales Price	Book Value and Sales Cost	Gain/(Loss)

Multi-Family Residential
42 - unit Sweetwater Properties – Grafton, ND	$450	$382	$68

Commercial Office
10,126 sq ft. 12 South Main – Minot, ND	110	110	0

Total Property Dispositions	$560	$492	$68

Fiscal 2009 (May 1, 2008 to April 30, 2009)

	(in thousands)
Dispositions	Sales Price	Book Value and Sales Cost	Gain/(Loss)

Multi-Family Residential
1 - unit 408 1st Street SE – Minot, ND	$70	$16	$54

Total Property Dispositions	$70	$16	$54

NOTE 11 • OPERATING SEGMENTS

IRET reports its results in five reportable segments: multi-family residential, commercial office, commercial medical (including senior housing), commercial industrial and commercial retail properties.  The Company’s reportable segments are aggregations of similar properties.  The accounting policies of each of these segments are the same as those described in Note 2.

Segment information in this report is presented based on net operating income, which we define as total real estate revenues less real estate expenses and real estate taxes (excluding depreciation and amortization related to real estate investments and impairment of real estate investments).  The following tables present real estate revenues and net operating income for the fiscal years ended April 30, 2010, 2009 and 2008 from our five reportable segments, and reconcile net operating income of reportable segments to income from continuing operations before gain on sale of other investments as reported. Segment assets are also reconciled to Total Assets as reported in the consolidated financial statements.

	(in thousands)
Year Ended April 30, 2010	Multi-Family Residential	Commercial Office	Commercial Medical	Commercial Industrial	Commercial Retail	Total

Real estate revenue	$71,150	$82,079	$57,439	$13,304	$13,420	$237,392
Real estate expenses	34,884	36,833	17,904	4,199	4,818	98,638
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$37,926	$45,246	$39,535	$9,105	$8,602	140,414
Depreciation/amortization						(58,731)
Administrative, advisory and trustee fees						(6,218)
Other expenses						(2,513)
Impairment of real estate investment						(708)
Interest						(67,454)
Interest and other income						894
Income from continuing operations before gain on sale of other investments						$5,684

2010 Annual Report F-21

NOTE 11 • continued

	(in thousands)
Year Ended April 30, 2009	Multi-Family Residential	Commercial Office	Commercial Medical	Commercial Industrial	Commercial Retail	Total

Real estate revenue	$71,219	$83,446	$52,547	$12,711	$14,403	$234,326
Real estate expenses	33,423	37,644	16,046	3,222	5,065	95,400
Net operating income	$37,796	$45,802	$36,501	$9,489	$9,338	138,926
Depreciation/amortization						(55,687)
Administrative, advisory and trustee fees						(4,882)
Other expenses						(1,440)
Interest						(66,845)
Interest and other income						913
Income from continuing operations before gain on sale of other investments						$10,985

	(in thousands)
Year Ended April 30, 2008	Multi-Family Residential	Commercial Office	Commercial Medical	Commercial Industrial	Commercial Retail	Total

Real estate revenue	$67,105	$84,042	$38,409	$11,691	$14,033	$215,280
Real estate expenses	31,827	36,206	9,756	2,529	4,266	84,584
Net operating income	$35,278	$47,836	$28,653	$9,162	$9,767	130,696
Depreciation/amortization						(50,486)
Administrative, advisory and trustee fees						(5,203)
Other expenses						(1,344)
Interest						(61,507)
Interest and other income						2,750
Income from continuing operations before gain on sale of other investments						$14,906

Segment Assets and Accumulated Depreciation

	(in thousands)
As of April 30, 2010	Multi-Family Residential	Commercial Office	Commercial Medical	Commercial Industrial	Commercial Retail	Total

Segment assets
Property owned	$556,867	$582,943	$430,229	$113,249	$117,231	$1,800,519
Less accumulated depreciation	(129,922)	(88,656)	(53,641)	(15,481)	(20,926)	(308,626)
Total property owned	$426,945	$494,287	$376,588	$97,768	$96,305	$1,491,893
Cash and cash equivalents						54,791
Marketable securities – available-for-sale						420
Receivables and other assets						104,830
Development in progress						2,831
Unimproved land						6,007
Mortgage loans receivable, net of allowance						158
Total Assets						$1,660,930

2010 Annual Report F-22

NOTE 11 • continued

	(in thousands)
As of April 30, 2009	Multi-Family Residential	Commercial Office	Commercial Medical	Commercial Industrial	Commercial Retail	Total

Segment assets
Property owned	$542,547	$571,565	$388,219	$108,103	$119,151	$1,729,585
Less accumulated depreciation	(115,729)	(72,960)	(42,345)	(12,847)	(18,990)	(262,871)
Total property owned	$426,818	$498,605	$345,874	$95,256	$100,161	$1,466,714
Cash and cash equivalents						33,244
Marketable securities – available-for-sale						420
Receivables and other assets						98,852
Unimproved land						5,701
Mortgage loans receivable, net of allowance						160
Total Assets						$1,605,091

NOTE 12 • DISCONTINUED OPERATIONS

The Company reports in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale. The Company also reports any gains or losses from the sale of a property in discontinued operations. There were no properties classified as held for sale as of April 30, 2010, 2009 and 2008. The following information shows the effect on net income and the gains or losses from the sale of properties classified as discontinued operations for the fiscal years ended April 30, 2010, 2009 and 2008. The financial statements have been restated to reflect properties sold during the six months ended October 31, 2010 and the twelve months ended April 30, 2009 and 2008. During the second quarter of fiscal year 2011 the Company sold three properties, a small retail property in Ladysmith, Wisconsin, a patio home property in Fargo, North Dakota, and its 504-unit Dakota Hill multi-family residential property in Irving, Texas.  During fiscal year 2010, the Company sold its former headquarters property in Minot, North Dakota, and disposed of a small apartment property in Grafton, North Dakota.  In fiscal year 2009, the Company sold a small residential property in Minot, North Dakota.

	(in thousands)
	2010	2009	2008
REVENUE
Real estate rentals	$5,383	$5,679	$6,098
Tenant reimbursement	0	0	2
TOTAL REVENUE	5,383	5,679	6,100
EXPENSES
Depreciation/amortization related to real estate investments	1,032	1,027	1,079
Utilities	483	413	426
Maintenance	602	570	554
Real estate taxes	1,027	1,063	1,062
Insurance	150	94	96
Property management expenses	641	611	794
Impairment of real estate investments	970	338	0
TOTAL EXPENSES	4,905	4,116	4,011
Interest expense	(1,652)	(1,898)	(1,932)
Interest income	7	9	10
Income from discontinued operations before gain on sale	(1,167)	(326)	167
Gain on sale of discontinued operations	68	54	514
(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(1,099)	$(272)	$681
Segment Data
Multi-Family Residential	$(55)	$10	$635
Commercial Office	(169)	(338)	0
Commercial Medical	14	11	2
Commercial Retail	(889)	45	44
Total	$(1,099)	$(272)	$681

2010 Annual Report F-23

NOTE 12 • continued

	(in thousands)
	2010	2009	2008
Property Sale Data
Sales price	$560	$70	$1,435
Net book value and sales costs	(492)	(16)	(921)
Gain on sale of discontinued operations	$68	$54	$514

NOTE 13 • EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. The Company has no outstanding options, warrants, convertible stock or other contractual obligations requiring issuance of additional common shares that would result in a dilution of earnings. While Units can be exchanged for shares on a one-for-one basis after a minimum holding period of one year, the exchange of Units for common shares has no effect on diluted earnings per share, as Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership. The following table presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share reported in the consolidated financial statements for the fiscal years ended April 30, 2010, 2009 and 2008:

	For Years Ended April 30,
	(in thousands, except per share data)
	2010	2009	2008
NUMERATOR
Income from continuing operations – Investors Real Estate Trust	$4,854	$8,728	$11,591
(Loss) income from discontinued operations – Investors Real Estate Trust	(853)	(202)	497
Net income attributable to Investors Real Estate Trust	4,001	8,526	12,088
Dividends to preferred shareholders	(2,372)	(2,372)	(2,372)
Numerator for basic earnings per share – net income available to common shareholders	1,629	6,154	9,716
Noncontrolling interests – Operating Partnership	562	2,227	3,677
Numerator for diluted earnings per share	$2,191	$8,381	$13,393
DENOMINATOR
Denominator for basic earnings per share weighted average shares	69,093	58,603	53,060
Effect of convertible operating partnership units	20,825	21,217	20,417
Denominator for diluted earnings per share	89,918	79,820	73,477
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.04	$.11	$.17
(Losses) earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	(.01)	.00	.01
NET INCOME PER COMMON SHARE – BASIC & DILUTED	$.03	$.11	$.18

NOTE 14 • RETIREMENT PLANS

IRET sponsors a defined contribution profit sharing retirement plan and a defined contribution 401(k) plan.  IRET’s defined contribution profit sharing retirement plan is available to employees over the age of 21 who have completed one year of service.  Participation in IRET’s defined contribution 401(k) plan is available to employees over the age of 21 who have completed one year of service and who work at least 1,000 hours per calendar year, and employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS.  Employer contributions to the profit sharing and 401(k) plans are at the discretion of the Company’s management.  IRET expects to contribute not more than 3.5% of the salary of each employee participating in the profit sharing plan, and currently matches, dollar for dollar, employee contributions to the 401(k) plan in an amount equal to up to 4.0% of the salary of each employee participating in the 401(k) plan, for a total expected contribution of not more than 7.5% of the salary of each of the employees participating in both plans. Contributions by IRET to the profit sharing plan are subject to a vesting schedule; contributions by IRET under the 401(k) plan are fully vested when made.  IRET’s contributions to these plans on behalf of employees totaled approximately $400,000 in fiscal year 2010, $356,000 in fiscal year 2009 and $305,000 in fiscal year 2008.

2010 Annual Report F-24

NOTE 15 • COMMITMENTS AND CONTINGENCIES

Ground Leases. As of April 30, 2010, the Company is a tenant under operating ground or air rights leases on eleven of its properties. The Company pays a total of approximately $501,000 per year in rent under these ground leases, which have remaining terms ranging from 3 to 91 years, and expiration dates ranging from July 2012 to October 2100. The Company has renewal options for five of the eleven ground leases, and rights of first offer or first refusal for the remainder.

The expected timing of ground and air rights lease payments as of April 30, 2010 is as follows:

(in thousands)
Year Ended April 30,	Lease Payments
2011	$501
2012	501
2013	499
2014	500
2015	501
Thereafter	22,959
Total	$25,461

Legal Proceedings. IRET is involved in various lawsuits arising in the normal course of business. Management believes that such matters will not have a material effect on the Company’s financial statements.

Environmental Matters. It is generally IRET’s policy to obtain a Phase I environmental assessment of each property that the Company seeks to acquire.  Such assessments have not revealed, nor is the Company aware of, any environmental liabilities that IRET believes would have a material adverse effect on IRET’s financial position or results of operations. IRET owns properties that contain or potentially contain (based on the age of the property) asbestos or lead, or have underground fuel storage tanks. For certain of these properties, the Company estimated the fair value of the conditional asset retirement obligation and chose not to book a liability, because the amounts involved were immaterial. With respect to certain other properties, the Company has not recorded any related asset retirement obligation, as the fair value of the liability cannot be reasonably estimated, due to insufficient information. IRET believes it does not have sufficient information to estimate the fair value of the asset retirement obligations for these properties because a settlement date or range of potential settlement dates has not been specified by others, and, additionally, there are currently no plans or expectation of plans to sell or to demolish these properties, or to undertake major renovations that would require removal of the asbestos, lead and/or underground storage tanks.  These properties are expected to be maintained by repairs and maintenance activities that would not involve the removal of the asbestos, lead and/or underground storage tanks.  Also, a need for renovations caused by tenant changes, technology changes or other factors has not been identified.

Tenant Improvements.  In entering into leases with tenants, IRET may commit itself to fund improvements or build-outs of the rented space to suit tenant requirements.  These tenant improvements are typically funded at the beginning of the lease term, and IRET is accordingly exposed to some risk of loss if a tenant defaults prior to the expiration of the lease term, and the rental income that was expected to cover the cost of the tenant improvements is not received.  As of April 30, 2010, the Company is committed to fund approximately $5.3 million in tenant improvements, within approximately the next 12 months.

Purchase Options. The Company has granted options to purchase certain IRET properties to tenants in these properties, under lease agreements.  In general, the options grant the tenant the right to purchase the property at the greater of such property’s appraised value or an annual compounded increase of a specified percentage of the initial cost of the property to IRET. The property cost and gross rental revenue of these properties are as follows:

2010 Annual Report F-25

NOTE 15 • continued

	(in thousands)
		Gross Rental Revenue
Property	Investment Cost	2010	2009	2008
Edgewood Vista-Belgrade, MT	$2,135	$196	$196	$31
Edgewood Vista-Billings, MT	4,274	396	396	66
Edgewood Vista-Bismarck, ND	10,903	1,008	1,008	985
Edgewood Vista-Brainerd, MN	10,667	988	988	971
Edgewood Vista-Columbus, NE	1,481	136	136	21
Edgewood Vista-East Grand Forks, MN	4,996	465	464	78
Edgewood Vista-Fargo, ND	26,322	2,387	2,065	310
Edgewood Vista-Fremont, NE	588	72	72	69
Edgewood Vista-Grand Island, NE	1,431	132	132	20
Edgewood Vista-Hastings, NE	606	76	76	69
Edgewood Vista-Hermantown I, MN	21,510	2,359	2,040	1,557
Edgewood Vista-Hermantown II, MN	12,359	1,144	1,144	1,127
Edgewood Vista-Kalispell, MT	624	76	76	72
Edgewood Vista-Missoula, MT	999	96	96	132
Edgewood Vista-Norfolk, NE	1,332	124	124	19
Edgewood Vista-Omaha, NE	676	80	80	77
Edgewood Vista-Sioux Falls, SD	3,353	312	312	52
Edgewood Vista-Spearfish, SD	6,792	628	628	612
Edgewood Vista-Virginia, MN	17,132	2,008	1,736	1,381
Fargo 1320 45th Street N - Fargo, ND	1,164	0	0	0
Fox River Cottages - Grand Chute, WI	3,808	0	388	387
Great Plains - Fargo, ND	15,375	1,876	1,876	1,876
Healtheast St John & Woodwinds - Maplewood & Woodbury, MN	21,601	2,152	2,052	2,032
Minnesota National Bank - Duluth, MN	2,104	164	211	205
Sartell 2000 23rd Street S -Sartell, MN	12,693	1,173	1,292	1,292
St. Michael Clinic - St. Michael, MN	2,851	241	240	229
Stevens Point - Stevens Point, WI	15,020	1,356	1,356	1,279
Total	$202,796	$19,645	$19,184	$14,949

Income Guarantees. In connection with its acquisition in April 2004 of a portfolio of properties located in and near Duluth, Minnesota, the Company received from the seller of the properties a guarantee, for five years from the closing date of the acquisition, of a specified minimum amount of annual net operating income, before debt service (principal and interest payments), from two of the properties included in the portfolio. The income guarantee expired on April 30, 2009, and the final payment of approximately $215,000 was received in July 2009.

Restrictions on Taxable Dispositions.  Approximately 133 of the Company’s properties, consisting of approximately 7.5 million square feet of our combined commercial segment’s properties and 4,322 apartment units, are subject to restrictions on taxable dispositions under agreements entered into with some of the sellers or contributors of the properties.  The real estate investment amount of these properties (net of accumulated depreciation) was approximately $883.4 million at April 30, 2010.  The restrictions on taxable dispositions are effective for varying periods.  The terms of these agreements generally prevent us from selling the properties in taxable transactions.  The Company does not believe that the agreements materially affect the conduct of its business or its decisions whether to dispose of restricted properties during the restriction period because the Company generally holds these and its other properties for investment purposes, rather than for sale.  Historically, however, where the Company has deemed it to be in its shareholders’ best interests to dispose of restricted properties, the Company has done so through transactions structured as tax-deferred transactions under Section 1031 of the Internal Revenue Code.

Redemption Value of UPREIT Units.  The limited partnership units (“UPREIT Units”) of the Company’s operating partnership, IRET Properties, are redeemable at the option of the holder for cash, or, at our option, for the Company’s common shares of beneficial interest on a one-for-one basis, after a minimum one-year holding period.  All UPREIT Units receive the same cash distributions as those paid on common shares.  UPREIT Units are redeemable for an amount of cash per Unit equal to the average of the daily market price of an IRET common share

2010 Annual Report F-26

NOTE 15 • continued

for the ten consecutive trading days immediately preceding the date of valuation of the Unit.  As of April 30, 2010 and 2009, the aggregate redemption value of the then-outstanding UPREIT Units of the operating partnership owned by limited partners was approximately $180.3 million and $198.2 million, respectively.

Joint Venture Buy/Sell Options.  Certain of our joint venture agreements contain buy/sell options in which each party under certain circumstances has the option to acquire the interest of the other party, but do not generally require that we buy our partners’ interests.  We have one joint venture which allows our unaffiliated partner, at its election, to require that we buy its interest at a purchase price to be determined by an appraisal conducted in accordance with the terms of the agreement, or at a negotiated price. The redeemable noncontrolling interests in this joint venture are presented on our consolidated balance sheets at the greater of their carrying amount or redemption value at the end of each reporting period. We have not recorded a liability or the related asset that would result from the acquisition in connection with the above potential obligation because the probability of our unaffiliated partner requiring us to buy their interest is not currently determinable.

Crosstown Circle Office Building, Eden Prairie, MN. The Company’s Crosstown Circle Office Building in Eden Prairie, Minnesota was acquired in October 2004 from Best Buy Company, which is leasing all but 7,500 square feet of the 185,000 square foot building under a master lease expiring September 30, 2010. Under the terms of the financing obtained by the Company for this building, the Company is obligated to fund a leasing reserve account in the event that a specified occupancy level is not met at the time the Best Buy master lease expires. The amount to be deposited in the leasing reserve account would be calculated by multiplying a specified amount per square foot by the difference between the specified occupancy level and the building’s actual occupied square feet. The maximum amount the Company would be required to deposit in such leasing reserve account is $4,625,000. Funds in the leasing reserve account would be released as leases for vacant space in the building are executed.

Pending Acquisitions and Dispositions.  The Company has signed an agreement for the purchase of two medical office buildings: a one-story, approximately 14,705 square foot medical building located in Billings, Montana, and a one-story, approximately 14,640 square foot medical building located in Missoula, Montana, for a purchase price totaling approximately $5.2 million, of which approximately $4.3 million would consist of the assumption of existing debt, with the remaining approximately $957,000 paid in cash.  This proposed acquisition is subject to various closing conditions and contingencies, and no assurances can be given that the transaction will be completed.  The Company has also signed an agreement for the purchase of a two-building senior housing complex located in Minot, North Dakota, consisting of two single-story facilities containing approximately 93,708 square feet and 9,693 square feet, respectively, with a combined total of approximately 184 units/beds, for a purchase price of approximately $15.2 million, of which approximately $5.7 million would consist of the assumption of existing debt, with the remaining approximately $9.5 million to be paid in cash. This pending acquisition is subject to various closing conditions and contingencies, and no assurances can be given that the acquisition will be completed.

The Company is marketing for sale its 504-unit Dakota Hill multi-family residential property in Irving, Texas.  A sales agreement for the property was terminated by a prospective buyer during the third quarter of fiscal year 2010; during the fourth quarter the Company signed a sales agreement for the property with a different prospective purchaser.  During the fourth quarter of fiscal year 2010, the Company refinanced the Dakota Hill property, replacing existing mortgage debt of approximately $22.4 million with new debt totaling approximately $23.5 million, with a maturity date of February 1, 2017. The Company has also signed agreements for the sale of three multi-family residential properties in Colorado: the Company’s 210-unit Miramont and 195-unit Pinecone Apartments in Ft. Collins, Colorado and its 192-unit Neighborhood Apartments in Colorado Springs, Colorado.  These proposed dispositions are subject to various closing conditions and contingencies, and no assurances can be given that these transactions will be completed.

2010 Annual Report F-27

NOTE 16 • FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

Mortgage Loans Receivable. Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities. Terms are short term in nature and carrying value approximates the estimated fair value.

Cash and Cash Equivalents. The carrying amount approximates fair value because of the short maturity.

Marketable Securities. The fair values of these instruments are estimated based on quoted market prices for the security.

Other Debt. The fair value of other debt is estimated based on the discounted cash flows of the loan using current market rates.

Mortgages Payable. For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using current market rates.

The estimated fair values of the Company’s financial instruments as of April 30, 2010 and 2009, are as follows:

	(in thousands)
	2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS
Mortgage loans receivable	$158	$158	$160	$160
Cash and cash equivalents	54,791	54,791	33,244	33,244
Marketable securities - available-for-sale	420	420	420	420
FINANCIAL LIABILITIES
Other debt	1,000	1,142	1,000	1,129
Mortgages payable	1,057,619	1,015,879	1,070,158	1,301,071

NOTE 17 • COMMON AND PREFERRED SHARES OF BENEFICIAL INTEREST AND EQUITY

Distribution Reinvestment and Share Purchase Plan.  During fiscal years 2010 and 2009, IRET issued 1.4 million and 1.3 million common shares, respectively, pursuant to its distribution reinvestment and share purchase plan, at a total value at issuance of $11.9 million and $12.4 million, respectively. The shares issued under the distribution reinvestment and share purchase plan during fiscal year 2010 consisted of 1.2 million shares valued at issuance at $10.5 million that were issued for reinvested distributions and approximately 165,000 shares valued at $1.4 million at issuance that were sold for voluntary cash contributions. The shares issued under the distribution reinvestment and share purchase plan during fiscal year 2009 consisted of 1.2 million shares valued at issuance at $11.4 million that were issued for reinvested distributions and approximately 108,000 shares valued at $1.0 million at issuance that were sold for voluntary cash contributions. IRET’s distribution reinvestment plan is available to common shareholders of IRET and all limited partners of IRET Properties. Under the distribution reinvestment plan, shareholders or limited partners may elect to have all or a portion of their distributions used to purchase additional IRET common shares, and may elect to make voluntary cash contributions for the  purchase of IRET common shares, at a discount (currently 5%) from the market price.

Conversion of Units to Common Shares.  During fiscal years 2010 and 2009, respectively, approximately 707,000 and 746,000 Units were converted to common shares, with a total value of $3.8 million and $5.0 million included in equity.

Issuance of Common Shares.  In September 2008, the Company filed a shelf registration statement on Form S-3 to offer for sale from time to time common shares and preferred shares.  This registration statement was declared effective in October 2008.  The Company may sell any combination of common shares and preferred shares up to an aggregate initial offering price of $150.0 million during the period that the registration statement remains effective.

2010 Annual Report F-28

NOTE 17 • continued

During fiscal year 2010, the Company issued 12.2 million common shares under this registration statement, for net proceeds of approximately $96.9 million, before offering expenses.  These shares were issued in two public offerings in June 2009 (3.0 million shares) and October 2009 (9.2 million shares), respectively.  Additionally, in fiscal year 2010 the Company sold 1.2 million common shares under this registration statement, under its continuous offering program with Robert W. Baird & Co. Incorporated as sales agent, for net proceeds of approximately $10.2 million, before offering expenses but after underwriting discounts and commissions.  As of April 30, 2010, the Company had available securities under this registration statement in the aggregate amount of approximately $33.4 million.  This amount is reserved for issuance under the Company’s continuous offering program with Robert W. Baird & Co. Incorporated.

In April 2010, the Company filed a shelf registration statement on Form S-3 to register any combination of common shares and preferred shares up to an aggregate initial offering price of $150.0 million during the period that the registration statement remains effective.  To date the Company has not issued any common or preferred shares under this registration statement.

Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.  During fiscal year 2004, the Company issued 1,150,000 shares of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest for total proceeds of $27.3 million, net of selling costs. Holders of the Company’s Series A Cumulative Redeemable Preferred Shares of Beneficial Interest are entitled to receive dividends at an annual rate of 8.25% of the liquidation preference of $25 per share, or $2.0625 per share per annum. These dividends are cumulative and payable quarterly in arrears. The shares are not convertible into or exchangeable for any other property or any other securities of the Company at the election of the holders. However, the Company, at its option, may redeem the shares at a redemption price of $25.00 per share, plus any accrued and unpaid distributions through the date of redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed by the Company.

NOTE 18 • QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2009	October 31, 2009	January 31, 2010	April 30, 2010
Revenues	$59,441	$58,220	$58,815	$60,916
Net Income available to common shareholders	$1,424	$(308)	$(141)	$654
Net Income per common share - basic & diluted	$.02	$.00	$.00	$.01

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2008	October 31, 2008	January 31, 2009	April 30, 2009
Revenues	$57,454	$58,085	$59,499	$59,288
Net Income available to common shareholders	$1,765	$1,930	$785	$1,674
Net Income per common share - basic & diluted	$.03	$.03	$.02	$.03

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

NOTE 19 • REDEEMABLE NONCONTROLLING INTERESTS

Redeemable noncontrolling interests on our consolidated balance sheets represent the noncontrolling interest in a joint venture of the Company in which the Company’s unaffiliated partner, at its election, can require the Company to buy its interest at a purchase price to be determined by an appraisal conducted in accordance with the terms of the agreement, or at a negotiated price. Redeemable noncontrolling interests are presented at the greater of their carrying amount or redemption value at the end of each reporting period. Changes in the value from period to period are charged to common shares of beneficial interest on our consolidated balance sheets.  As of April 30, 2010, 2009 and 2008, the estimated redemption value of the redeemable noncontrolling interests was $1.8 million, $1.7 million and $1.8 million, respectively.  Below is a table reflecting the activity of the redeemable noncontrolling interests.

2010 Annual Report F-29

NOTE 19 • continued
	(in thousands)
	2010	2009	2008
Balance at beginning of fiscal year	$1,737	$1,802	$994
Net income	60	53	35
Net (distributions) contributions	(177)	(112)	0
Mark-to-market adjustments	192	(6)	773
Balance at close of fiscal year	$1,812	$1,737	$1,802

NOTE 20 • SUBSEQUENT EVENTS

Common and Preferred Share Distributions. On June 30, 2010, the Company paid a distribution of 51.56 cents per share on the Company’s Series A Cumulative Redeemable Preferred Shares to preferred shareholders of record on June 15, 2010. On July 1, 2010, the Company paid a distribution of 17.15 cents per share on the Company’s common shares and units, to common shareholders and Unitholders of record on June 15, 2010.

Pending Acquisitions and Dispositions.  The Company has signed an agreement for the purchase of two medical office buildings: a one-story, approximately 14,705 square foot medical building located in Billings, Montana, and a one-story, approximately 14,640 square foot medical building located in Missoula, Montana, for a purchase price totaling approximately $5.2 million, of which approximately $4.3 million would consist of the assumption of existing debt, with the remaining approximately $957,000 paid in cash. This proposed acquisition is subject to various closing conditions and contingencies, and no assurances can be given that the transaction will be completed.  The Company has also signed an agreement for the purchase of a two-building senior housing complex located in Minot, North Dakota, consisting of two single-story facilities with a combined total of approximately 169 units/beds, for a purchase price of approximately $15.2 million, of which approximately $5.7 million would consist of the assumption of existing debt, with the remaining approximately $9.5 million to be paid in cash. This pending acquisition is subject to various closing conditions and contingencies, and no assurances can be given that the acquisition will be completed.

The Company is marketing for sale its 504-unit Dakota Hill multi-family residential property in Irving, Texas.  A sales agreement for the property was terminated by a prospective buyer during the third quarter of fiscal year 2010; during the fourth quarter the Company signed a sales agreement for the property with a different prospective purchaser.  During the fourth quarter of fiscal year 2010, the Company refinanced the Dakota Hill property, replacing existing mortgage debt of approximately $22.4 million with new debt totaling approximately $23.5 million, with a maturity date of February 1, 2017. The Company has also signed agreements for the sale of three multi-family residential properties in Colorado: the Company’s 210-unit Miramont and 195-unit Pinecone Apartments in Ft. Collins, Colorado and its 192-unit Neighborhood Apartments in Colorado Springs, Colorado.  These proposed dispositions are subject to various closing conditions and contingencies, and no assurances can be given that these transactions will be completed.

Development Projects.  During the third quarter of fiscal year 2010, the Company acquired an approximately 6.8 acre parcel of vacant land located in Fargo, North Dakota for a purchase price of approximately $395,000. The Company has constructed an office/warehouse facility on this property occupied by a single tenant, with the lease for this property commencing on July 1, 2010.  The Company estimates that its final cost to construct the facility will be approximately $4.1 million, including the cost of the land plus imputed construction interest.

Subsequent to the fourth quarter of fiscal year 2010, on July 3, 2010, the Company signed an agreement for the construction of an addition to its existing Edgewood Vista assisted living facility in Spearfish, South Dakota.  This development project will add dining and garage facilities and approximately 23 senior housing apartments to the existing facility for an estimated total cost of $2.6 million.  Completion of the addition is expected in January 2011.

Fox River and Stevens Point Tenant Bankruptcy. The tenants in IRET’s Fox River senior housing project in Grand Chute, Wisconsin, and Stevens Point senior housing project in Stevens Point, Wisconsin, affiliates of Sunwest Management, Inc., declared bankruptcy in December 2008. IRET’s investment in the Fox River and Stevens Point properties leased to these Sunwest affiliates is approximately $3.8 million and $14.8 million, respectively.  Subsequent to the end of fiscal year 2010, IRET negotiated a Settlement and Lease Modification Agreement with the parent company of its tenants in these projects and with the court-appointed receiver; under the terms of this

2010 Annual Report F-30

NOTE 20 • continued

agreement, the effectiveness of which is subject to confirmation of the debtors’ Plan of Reorganization by the bankruptcy court, IRET would receive a cash payment of $2.2 million to settle its claims in bankruptcy against its tenants, and the Stevens Point lease would be modified to reduce the Annual Rent due under the lease to $1.0 million (or approximately $85,000 per month), compared to $1.4 million (or approximately $113,000 per month) under the lease as originally written.  The Stevens Point lease would be assigned to an acquiring entity formed by Blackstone Ventures.  The Fox River lease is not being assumed or assigned, and IRET is continuing to evaluate its options in regard to this project; at this time IRET considers that, subject to its analysis of market conditions, it will proceed to market the Fox River property in an attempt to recover its investment and provide some return on investment.

Related Party Transaction.  Subsequent to the end of fiscal year 2010, on May 21, 2010, the Company closed on a mortgage loan from First International Bank and Trust, of which Stephen L. Stenehjem, a member of the Company’s Board of Trustees, is the President and Chief Executive Officer.  The loan, in the amount of $3.2 million, is secured by a first mortgage on the Company’s MedPark Mall property in Grand Forks, North Dakota, and has a 5-year term, a 20-year amortization, and an interest rate of 6.25% per annum.

2010 Annual Report F-31

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Multi-Family Residential
17 South Main - Minot, ND	$194	$0	$0	$222	$0	$222	$222	$(22)	2006	40 years
Apartments on Main - Minot, ND	681	71	334	892	75	1,222	1,297	(52)	1987	24-40 years
Arbors Apartments - S Sioux City, NE	4,209	350	6,625	687	408	7,254	7,662	(777)	2006	40 years
Boulder Court - Eagan, MN	3,880	1,067	5,498	1,880	1,272	7,173	8,445	(1,226)	2003	40 years
Brookfield Village Apartments - Topeka, KS	5,603	509	6,698	874	583	7,498	8,081	(1,284)	2003	40 years
Candlelight Apartments - Fargo, ND	1,354	80	758	1,045	221	1,662	1,883	(708)	1992	24-40 years
Canyon Lake Apartments - Rapid City, SD	2,649	305	3,958	483	325	4,421	4,746	(932)	2001	40 years
Castle Rock - Billings, MT	7,026	736	4,864	1,342	841	6,101	6,942	(1,819)	1998	40 years
Chateau Apartments - Minot, ND	1,767	122	2,224	1,143	168	3,321	3,489	(942)	1998	12-40 years
Cimarron Hills - Omaha, NE	5,071	706	9,588	3,278	1,136	12,436	13,572	(2,990)	2001	40 years
Colonial Villa - Burnsville, MN	7,760	2,401	11,515	2,323	2,683	13,556	16,239	(2,464)	2003	40 years
Colton Heights Properties - Minot, ND	526	80	672	309	111	950	1,061	(610)	1984	40 years
Cottonwood Community - Bismarck, ND	16,460	1,056	17,372	2,340	1,278	19,490	20,768	(4,237)	1997	40 years
Country Meadows Community - Billings, MT	7,083	491	7,809	885	523	8,662	9,185	(2,469)	1995	33-40 years
Crestview Apartments - Bismarck, ND	4,183	235	4,290	880	456	4,949	5,405	(2,161)	1994	24-40 years
Crown Apartments - Rochester, MN	2,566	261	3,289	0	261	3,289	3,550	(3)	2010	40 years
Crown Colony Apartments - Topeka, KS	8,697	620	9,956	1,567	745	11,398	12,143	(3,017)	1999	40 years
Dakota Hill at Valley Ranch - Irving, TX	23,401	3,650	33,810	2,425	3,843	36,042	39,885	(9,321)	2000	40 years
East Park Apartments - Sioux Falls, SD	1,562	115	2,405	563	154	2,929	3,083	(630)	2002	40 years
Evergreen Apartments - Isanti, MN	2,131	380	2,720	56	380	2,776	3,156	(113)	2008	40 years
Forest Park Estates - Grand Forks, ND	8,149	810	5,579	4,899	1,159	10,129	11,288	(3,584)	1993	24-40 years
Greenfield Apartments - Omaha, NE	3,650	578	4,122	305	619	4,386	5,005	(257)	2007	40 years
Heritage Manor - Rochester, MN	4,595	403	6,968	1,577	442	8,506	8,948	(2,573)	1998	40 years
Indian Hills Apartments - Sioux City, IA	0	294	2,921	2,572	327	5,460	5,787	(410)	2007	40 years
IRET Corporate Plaza Apartments - Minot, ND	0	793	0	14,796	793	14,796	15,589	(489)	2009	40 years
Kirkwood Manor - Bismarck, ND	3,492	449	2,725	1,307	537	3,944	4,481	(1,300)	1997	12-40 years
Lancaster Place - St. Cloud, MN	1,080	289	2,899	768	438	3,518	3,956	(1,002)	2000	40 years
Landmark Estates - Grand Forks, ND	1,583	184	1,514	797	271	2,224	2,495	(706)	1997	40 years
Legacy Community - Grand Forks, ND	17,125	1,362	21,727	4,914	1,989	26,014	28,003	(6,435)	1995-2004	24-40 years
Magic City Apartments - Minot, ND	2,598	370	3,875	1,623	511	5,357	5,868	(1,748)	1997	12-40 years
Meadows Community - Jamestown, ND	2,754	590	4,519	997	632	5,474	6,106	(1,376)	1998	40 years
Minot 11th Street 3-Plex - Minot, ND	97	11	53	5	11	58	69	(3)	2008	40 years

2010 Annual Report F-32

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Multi-Family Residential - continued
Minot 4th Street 4-Plex, Minot ND	$97	$15	$74	$1	$15	$75	$90	$(4)	2008	40 years
Minot Fairmont Apartments - Minot, ND	389	28	337	1	28	338	366	(17)	2008	40 years
Minot Westridge Apartments - Minot, ND	1,944	68	1,887	22	70	1,907	1,977	(95)	2008	40 years
Miramont Apartments - Fort Collins, CO	10,672	1,470	12,765	1,301	1,581	13,955	15,536	(4,771)	1996	40 years
Monticello Apartments - Monticello, MN	3,086	490	3,756	323	605	3,964	4,569	(653)	2004	40 years
Neighborhood Apartments - Colorado Springs, CO	9,630	1,034	9,812	3,080	1,160	12,766	13,926	(4,256)	1997	40 years
North Pointe - Bismarck, ND	2,080	144	2,244	218	160	2,446	2,606	(889)	1995	24-40 years
Northern Valley - Rochester, MN	0	110	610	0	110	610	720	(1)	2010	40 years
Oakmont Apartments - Sioux Falls, SD	3,673	423	4,838	220	430	5,051	5,481	(1,044)	2002	40 years
Oakwood - Sioux Falls, SD	3,410	543	2,784	3,412	759	5,980	6,739	(2,468)	1993	40 years
Olympic Village - Billings, MT	7,530	1,164	10,441	1,696	1,404	11,897	13,301	(3,062)	2000	40 years
Olympik Village Apartments - Rochester, MN	4,909	1,034	6,109	782	1,094	6,831	7,925	(924)	2005	40 years
Oxbow - Sioux Falls, SD	3,715	404	3,152	2,197	475	5,278	5,753	(2,006)	1994	24-40 years
Park Meadows Community - Waite Park, MN	8,897	1,143	9,099	4,467	1,492	13,217	14,709	(5,118)	1997	40 years
Pebble Springs - Bismarck, ND	0	7	748	94	37	812	849	(231)	1999	40 years
Pinecone Apartments - Fort Collins, CO	9,636	905	12,105	1,414	1,034	13,390	14,424	(5,055)	1995	40 years
Pinehurst Apartments - Billings, MT	375	72	687	109	74	794	868	(169)	2002	40 years
Pointe West - Rapid City, SD	2,869	240	3,538	1,154	340	4,592	4,932	(1,857)	1994	24-40 years
Prairie Winds Apartments - Sioux Falls, SD	1,533	144	1,816	353	208	2,105	2,313	(937)	1993	24-40 years
Prairiewood Meadows - Fargo, ND	2,530	280	2,531	891	336	3,366	3,702	(862)	2000	40 years
Quarry Ridge Apartments - Rochester, MN	12,384	1,312	13,362	226	1,320	13,580	14,900	(1,244)	2006	40 years
Ridge Oaks - Sioux City, IA	2,572	178	4,073	1,604	254	5,601	5,855	(1,502)	2001	40 years
Rimrock Apartments - Billings, MT	3,535	330	3,489	1,160	401	4,578	4,979	(1,091)	1999	40 years
Rocky Meadows - Billings, MT	5,480	656	5,726	772	750	6,404	7,154	(2,237)	1995	40 years
Rum River Apartments - Isanti, MN	3,859	843	4,823	22	844	4,844	5,688	(369)	2007	40 years
SCSH Campus Center Apartments - St. Cloud, MN	1,480	395	2,244	105	398	2,346	2,744	(189)	2007	40 years
SCSH Campus Heights Apartments - St. Cloud, MN	0	110	628	19	110	647	757	(54)	2007	40 years
SCSH Campus Knoll Apartments - St. Cloud, MN	986	266	1,512	43	266	1,555	1,821	(129)	2007	40 years
SCSH Campus Plaza Apartments - St. Cloud, MN	0	54	311	18	54	329	383	(27)	2007	40 years
SCSH Campus Side Apartments - St. Cloud, MN	0	107	615	45	108	659	767	(54)	2007	40 years
SCSH Campus View Apartments - St. Cloud, MN	0	107	615	43	107	658	765	(52)	2007	40 years
SCSH Cornerstone Apartments - St. Cloud, MN	0	54	311	24	54	335	389	(27)	2007	40 years
SCSH University Park Place Apartments - St. Cloud, MN	0	78	450	18	78	468	546	(38)	2007	40 years

2010 Annual Report F-33

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Multi-Family Residential - continued
Sherwood Apartments - Topeka, KS	$13,048	$1,145	$14,684	$2,195	$1,486	$16,538	$18,024	$(4,421)	1999	40 years
South Pointe - Minot, ND	9,391	550	9,548	1,812	1,247	10,663	11,910	(3,807)	1995	24-40 years
Southbrook & Mariposa - Topeka, KS	3,150	399	5,110	291	419	5,381	5,800	(737)	2004	40 years
Southview Apartments - Minot, ND	713	185	469	272	219	707	926	(279)	1994	24-40 years
Southwind Apartments - Grand Forks, ND	5,997	400	5,034	1,986	694	6,726	7,420	(2,403)	1995	24-40 years
Sunset Trail - Rochester, MN	7,620	336	12,814	1,900	481	14,569	15,050	(3,382)	1999	40 years
Sycamore Village Apartments - Sioux Falls, SD	878	101	1,317	400	149	1,669	1,818	(369)	2002	40 years
Terrace On The Green - Moorhead, MN	2,261	24	1,490	1,884	130	3,268	3,398	(2,228)	1970	33-40 years
Thomasbrook Apartments - Lincoln, NE	6,311	600	10,306	2,526	773	12,659	13,432	(3,072)	1999	40 years
Valley Park Manor - Grand Forks, ND	3,482	294	4,137	1,913	418	5,926	6,344	(1,744)	1999	40 years
Village Green - Rochester, MN	1,485	234	2,296	419	329	2,620	2,949	(456)	2003	40 years
West Stonehill - Waite Park, MN	9,212	939	10,167	3,903	1,197	13,812	15,009	(5,262)	1995	40 years
Westwood Park - Bismarck, ND	2,093	116	1,909	1,464	237	3,252	3,489	(884)	1998	40 years
Winchester - Rochester, MN	3,636	748	5,622	1,144	974	6,540	7,514	(1,165)	2003	40 years
Woodridge Apartments - Rochester, MN	2,269	370	6,028	1,443	444	7,397	7,841	(2,621)	1997	40 years
Total Multi-Family Residential	$330,743	$40,017	$409,710	$107,140	$48,545	$508,322	$556,867	$(129,922)

Commercial Office
1st Avenue Building - Minot, ND	$0	$30	$80	$588	$33	$665	$698	$(327)	1981	33-40 years
2030 Cliff Road - Eagan, MN	468	146	835	90	158	913	1,071	(192)	2001	19-40 years
610 Business Center IV - Brooklyn Park II, MN	7,336	975	5,542	2,886	980	8,423	9,403	(667)	2007	40 years
7800 West Brown Deer Road - Milwaukee, WI	11,212	1,455	9,267	1,510	1,475	10,757	12,232	(2,159)	2003	40 years
American Corporate Center - Mendota Heights, MN	9,208	893	16,768	3,210	893	19,978	20,871	(5,152)	2002	40 years
Ameritrade - Omaha, NE	3,848	327	7,957	65	327	8,022	8,349	(2,212)	1999	40 years
Benton Business Park - Sauk Rapids, MN	746	188	1,261	78	188	1,339	1,527	(245)	2003	40 years
Bismarck 715 East Broadway - Bismarck, ND	0	389	0	1,622	389	1,622	2,011	(55)	2008	40 years
Bloomington Business Plaza - Bloomington, MN	4,170	1,300	6,106	697	1,305	6,798	8,103	(1,753)	2001	40 years
Brenwood - Minnetonka, MN	7,410	1,762	12,138	2,927	1,771	15,056	16,827	(3,654)	2002	40 years
Brook Valley I - La Vista, NE	1,423	347	1,671	81	347	1,752	2,099	(201)	2005	45 years
Burnsville Bluffs II - Burnsville, MN	1,200	300	2,154	898	301	3,051	3,352	(875)	2001	40 years
Cold Spring Center - St. Cloud, MN	4,034	588	7,808	751	592	8,555	9,147	(2,100)	2001	40 years
Corporate Center West - Omaha, NE	17,315	3,880	17,509	303	4,167	17,525	21,692	(1,595)	2006	40 years

2010 Annual Report F-34

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Office - continued
Crosstown Centre - Eden Prairie, MN	$14,568	$2,884	$14,569	$525	$2,887	$15,091	$17,978	$(2,128)	2004	40 years
Dewey Hill Business Center - Edina, MN	2,583	985	3,507	920	995	4,417	5,412	(1,259)	2000	40 years
Farnam Executive Center - Omaha, NE	12,160	2,188	11,404	0	2,188	11,404	13,592	(1,033)	2006	40 years
Flagship - Eden Prairie, MN	21,565	1,899	21,638	710	2,013	22,234	24,247	(2,189)	2006	40 years
Gateway Corporate Center - Woodbury, MN	8,700	1,637	7,763	89	1,637	7,852	9,489	(728)	2006	40 years
Golden Hills Office Center - Golden Valley, MN	14,345	3,018	24,482	(3,260)	3,018	21,222	24,240	(4,628)	2003	40 years
Great Plains - Fargo, ND	4,254	126	15,240	10	126	15,250	15,376	(4,082)	1997	40 years
Highlands Ranch - Highlands Ranch, CO	8,700	1,437	9,549	930	1,437	10,479	11,916	(1,675)	2004	40 years
Highlands Ranch I - Highlands Ranch, CO	8,832	2,268	8,362	8	2,268	8,370	10,638	(724)	2006	40 years
Interlachen Corporate Center - Edina, MN	9,590	1,650	14,983	361	1,652	15,342	16,994	(3,339)	2001	40 years
Intertech Building - Fenton, MO	4,728	2,130	3,968	3	2,130	3,971	6,101	(236)	2007	40 years
IRET Corporate Plaza - Minot, ND	0	389	5,218	3,359	590	8,376	8,966	(282)	2009	40 years
Mendota Office Center I - Mendota Heights, MN	3,965	835	6,169	339	835	6,508	7,343	(1,479)	2002	40 years
Mendota Office Center II - Mendota Heights, MN	5,859	1,121	10,086	1,374	1,121	11,460	12,581	(2,881)	2002	40 years
Mendota Office Center III - Mendota Heights, MN	4,026	970	5,734	253	970	5,987	6,957	(1,294)	2002	40 years
Mendota Office Center IV - Mendota Heights, MN	4,787	1,070	7,635	578	1,070	8,213	9,283	(1,757)	2002	40 years
Minnesota National Bank - Duluth, MN	979	287	1,454	4	289	1,456	1,745	(220)	2004	40 years
Minot 2505 16th Street SW - Minot, ND	0	372	1,724	0	372	1,724	2,096	(23)	2009	40 years
Miracle Hills One - Omaha, NE	8,895	1,974	10,117	950	2,120	10,921	13,041	(1,243)	2006	40 years
Nicollett VII - Burnsville, MN	3,968	429	6,931	140	436	7,064	7,500	(1,601)	2001	40 years
Northgate I - Maple Grove, MN	5,660	1,062	6,358	822	1,067	7,175	8,242	(1,020)	2004	40 years
Northgate II - Maple Grove, MN	997	359	1,944	142	403	2,042	2,445	(574)	1999	40 years
Northpark Corporate Center - Arden Hills, MN	13,390	2,034	14,584	991	2,034	15,575	17,609	(1,680)	2006	40 years
Pacific Hills - Omaha, NE	16,770	4,220	11,988	1,146	4,478	12,876	17,354	(1,281)	2006	40 years
Pillsbury Business Center - Bloomington, MN	908	284	1,556	102	284	1,658	1,942	(386)	2001	40 years
Plaza VII - Boise, ID	1,159	300	3,058	414	351	3,421	3,772	(715)	2003	40 years
Plymouth 5095 Nathan Lane - Plymouth, MN	1,301	604	1,253	40	604	1,293	1,897	(90)	2007	40 years
Plymouth I - Plymouth, MN	1,269	530	1,133	27	530	1,160	1,690	(173)	2004	40 years
Plymouth II - Plymouth, MN	1,269	367	1,264	41	367	1,305	1,672	(197)	2004	40 years
Plymouth III - Plymouth, MN	1,561	507	1,495	350	507	1,845	2,352	(273)	2004	40 years
Plymouth IV & V - Plymouth, MN	7,730	1,336	12,693	1,317	1,338	14,008	15,346	(3,383)	2001	40 years
Prairie Oak Business Center - Eden Prairie, MN	3,540	531	4,069	1,456	563	5,493	6,056	(1,260)	2003	40 years

  2010 Annual Report F-35

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Office - continued
Rapid City 900 Concourse Drive - Rapid City, SD	$2,387	$285	$6,600	$276	$321	$6,840	$7,161	$(1,665)	2000	40 years
Riverport - Maryland Heights, MO	19,690	1,891	18,982	12	1,903	18,982	20,885	(1,721)	2006	40 years
Southeast Tech Center - Eagan, MN	1,795	560	5,496	298	569	5,785	6,354	(1,658)	1999	40 years
Spring Valley IV - Omaha, NE	847	178	916	60	186	968	1,154	(129)	2005	41 years
Spring Valley V - Omaha, NE	931	212	1,123	223	212	1,346	1,558	(157)	2005	42 years
Spring Valley X - Omaha, NE	864	180	1,024	32	180	1,056	1,236	(126)	2005	43 years
Spring Valley XI - Omaha, NE	847	143	1,094	36	152	1,121	1,273	(131)	2005	44 years
Superior Office Building - Duluth, MN	1,472	336	2,200	2	336	2,202	2,538	(333)	2004	40 years
TCA Building - Eagan, MN	8,378	627	8,571	730	685	9,243	9,928	(1,763)	2003	40 years
Three Paramount Plaza - Bloomington, MN	0	1,261	6,149	1,776	1,298	7,888	9,186	(1,665)	2002	40 years
Thresher Square - Minneapolis, MN	0	1,094	10,026	1,538	1,104	11,554	12,658	(2,452)	2002	40 years
Timberlands - Leawood, KS	13,155	2,375	12,218	459	2,478	12,574	15,052	(1,348)	2006	40 years
UHC Office - International Falls, MN	1,247	119	2,366	80	119	2,446	2,565	(374)	2004	40 years
US Bank Financial Center - Bloomington, MN	14,288	3,117	13,350	565	3,119	13,913	17,032	(1,785)	2005	40 years
Viromed - Eden Prairie, MN	1,170	666	4,197	1	666	4,198	4,864	(1,176)	1999	40 years
Wells Fargo Center - St Cloud, MN	6,624	869	8,373	936	869	9,309	10,178	(1,226)	2005	40 years
West River Business Park - Waite Park, MN	746	235	1,195	46	235	1,241	1,476	(223)	2003	40 years
Westgate - Boise, ID	0	1,000	10,618	1,680	1,000	12,298	13,298	(2,169)	2003	40 years
Whitewater Plaza - Minnetonka, MN	4,013	530	4,859	437	577	5,249	5,826	(1,154)	2002	40 years
Wirth Corporate Center - Golden Valley, MN	4,025	970	7,659	773	971	8,431	9,402	(1,893)	2002	40 years
Woodlands Plaza IV - Maryland Heights, MO	4,360	771	4,609	685	837	5,228	6,065	(488)	2006	40 years
Total Commercial Office	$353,267	$69,802	$472,649	$40,492	$71,423	$511,520	$582,943	$(88,656)

Commercial Medical
2800 Medical Building - Minneapolis, MN	$5,931	$204	$7,135	$2,018	$229	$9,128	$9,357	$(1,210)	2005	40 years
2828 Chicago Avenue - Minneapolis, MN	8,800	726	11,319	5,624	728	16,941	17,669	(894)	2007	40 years
Airport Medical - Bloomington, MN	1,887	0	4,678	0	0	4,678	4,678	(1,146)	2002	40 years
Barry Pointe Office Park - Kansas City, MO	1,519	384	2,366	96	384	2,462	2,846	(190)	2007	40 years
Burnsville 303 Nicollet Medical (Ridgeview) - Burnsville, MN	7,725	1,071	6,842	697	1,071	7,539	8,610	(401)	2008	40 years
Burnsville 305 Nicollet Medical (Ridgeview South) - Burnsville, MN	4,828	189	5,127	534	189	5,661	5,850	(318)	2008	40 years
Casper 1930 E 12th Street (Park Place) - Casper, WY	0	439	5,780	0	439	5,780	6,219	(54)	2009	40 years

2010 Annual Report F-36

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Medical - continued
Casper 3955 E 12th Street (Meadow Wind) - Casper, WY	$0	$338	$5,881	$0	$338	$5,881	$6,219	$(55)	2009	40 years
Cheyenne 4010 N College Drive (Aspen Wind) - Cheyenne, WY	0	628	9,869	0	628	9,869	10,497	(93)	2009	40 years
Cheyenne 4606 N College Drive (Sierra Hills) - Cheyenne, WY	0	695	7,455	0	695	7,455	8,150	(70)	2009	40 years
Denfeld Clinic - Duluth, MN	1,952	501	2,597	1	501	2,598	3,099	(393)	2004	40 years
Eagen 1440 Duckwood Medical - Eagan, MN	1,931	521	1,547	519	521	2,066	2,587	(166)	2008	40 years
Edgewood Vista - Belgrade, MT	0	35	779	0	35	779	814	(41)	2008	40 years
Edgewood Vista - Billings, MT	2,082	115	1,782	(15)	115	1,767	1,882	(98)	2008	40 years
Edgewood Vista - Bismarck, ND	6,197	511	9,193	36	511	9,229	9,740	(1,065)	2005	40 years
Edgewood Vista - Brainerd, MN	6,125	587	8,999	34	587	9,033	9,620	(1,042)	2005	40 years
Edgewood Vista - Columbus, NE	0	43	824	0	43	824	867	(44)	2008	40 years
Edgewood Vista - East Grand Forks, MN	3,171	290	1,383	(31)	290	1,352	1,642	(75)	2008	40 years
Edgewood Vista - Fargo, ND	14,113	792	21,050	0	792	21,050	21,842	(1,118)	2008	40 years
Edgewood Vista - Fremont, NE	639	56	490	42	56	532	588	(116)	2000	40 years
Edgewood Vista - Grand Island, NE	0	33	773	0	33	773	806	(41)	2008	40 years
Edgewood Vista - Hastings, NE	658	49	517	40	49	557	606	(125)	2000	40 years
Edgewood Vista - Hermantown I, MN	17,646	288	9,871	1,502	288	11,373	11,661	(2,452)	2000	40 years
Edgewood Vista - Hermantown II, MN	7,097	719	10,517	33	719	10,550	11,269	(1,218)	2005	40 years
Edgewood Vista - Kalispell, MT	660	70	502	52	70	554	624	(121)	2001	40 years
Edgewood Vista - Missoula, MT	937	109	854	36	109	890	999	(290)	1996	40 years
Edgewood Vista - Norfolk, NE	0	42	722	0	42	722	764	(38)	2008	40 years
Edgewood Vista - Omaha, NE	417	89	547	40	89	587	676	(127)	2001	40 years
Edgewood Vista - Sioux Falls, SD	1,192	314	1,001	(27)	314	974	1,288	(54)	2008	40 years
Edgewood Vista - Spearfish, SD	3,858	315	5,807	35	315	5,842	6,157	(673)	2005	40 years
Edgewood Vista - Virginia, MN	15,010	246	11,823	76	246	11,899	12,145	(2,164)	2002	40 years
Edina 6363 France Medical - Edina, MN	7,969	0	12,675	20	0	12,695	12,695	(958)	2008	40 years
Edina 6405 France Medical - Edina, MN	9,120	0	12,201	0	0	12,201	12,201	(799)	2008	40 years
Edina 6517 Drew Avenue - Edina, MN	1,219	353	660	524	372	1,165	1,537	(282)	2002	40 years
Edina 6525 France SMC II - Edina, MN	9,719	755	8,054	5,943	755	13,997	14,752	(3,308)	2003	40 years
Edina 6545 France SMC I - Edina MN	21,625	3,480	30,743	10,588	3,480	41,331	44,811	(9,370)	2001	40 years
Fox River Cottages - Grand Chute, WI	2,266	305	2,746	756	305	3,502	3,807	(310)	2006	40 years
Fresenius - Duluth, MN	898	50	1,520	2	50	1,522	1,572	(230)	2004	40 years
Garden View - St. Paul, MN	2,691	0	7,408	484	0	7,892	7,892	(1,596)	2002	40 years

2010 Annual Report F-37

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Medical - continued
Gateway Clinic - Sandstone, MN	$1,131	$66	$1,699	$1	$66	$1,700	$1,766	$(257)	2004	40 years
Healtheast St John & Woodwinds - Maplewood & Woodbury, MN	13,731	3,239	18,362	0	3,239	18,362	21,601	(4,571)	2000	40 years
High Pointe Health Campus - Lake Elmo, MN	2,950	1,305	10,528	962	1,308	11,487	12,795	(1,619)	2004	40 years
Laramie 1072 N 22nd Street (Spring Wind) - Laramie, WY	0	406	6,634	0	406	6,634	7,040	(62)	2009	40 years
Mariner Clinic - Superior, WI	2,473	0	3,781	21	20	3,782	3,802	(573)	2004	40 years
Minneapolis 701 25th Avenue Medical - Minneapolis, MN	6,711	0	7,873	0	0	7,873	7,873	(418)	2008	40 years
Nebraska Orthopedic Hospital - Omaha, NE	13,151	0	20,272	240	0	20,512	20,512	(3,054)	2004	40 years
Park Dental - Brooklyn Center, MN	1,082	185	2,767	0	185	2,767	2,952	(528)	2002	40 years
Pavilion I - Duluth, MN	6,516	1,245	8,898	31	1,245	8,929	10,174	(1,315)	2004	40 years
Pavilion II - Duluth, MN	11,990	2,715	14,673	1,937	2,715	16,610	19,325	(3,166)	2004	40 years
Ritchie Medical Plaza - St Paul, MN	7,099	1,615	7,851	856	1,647	8,675	10,322	(1,015)	2005	40 years
Sartell 2000 23rd Street South - Sartell, MN	5,321	0	11,781	912	0	12,693	12,693	(2,488)	2002	40 years
St Michael Clinic - St Michael, MN	2,038	328	2,259	264	328	2,523	2,851	(194)	2007	40 years
Stevens Point - Stevens Point, WI	11,006	442	3,888	10,495	442	14,383	14,825	(1,259)	2006	40 years
Wells Clinic - Hibbing, MN	1,725	162	2,497	1	162	2,498	2,660	(377)	2004	40 years
Total Commercial Medical	$256,806	$27,050	$357,800	$45,379	$27,151	$403,078	$430,229	$(53,641)

Commercial Industrial
API Building - Duluth, MN	$998	$115	$1,605	$3	$115	$1,608	$1,723	$(243)	2004	40 years
Bloomington 2000 W 94th Street - Bloomington, MN	3,986	2,133	4,097	15	2,133	4,112	6,245	(349)	2006	40 years
Bodycote Industrial Building - Eden Prairie, MN	1,251	198	1,154	799	198	1,953	2,151	(711)	1992	40 years
Cedar Lake Business Center - St. Louis Park, MN	2,439	895	2,810	47	895	2,857	3,752	(208)	2007	40 years
Clive 2075 NW 94th Street - Clive, IA	2,284	408	2,610	49	408	2,659	3,067	(47)	2009	40 years
Dixon Avenue Industrial Park - Des Moines, IA	7,548	1,439	10,758	1,017	1,439	11,775	13,214	(2,442)	2002	40 years
Eagan 2785 & 2795 Highway 55 - Eagan, MN	3,703	3,058	2,570	0	3,058	2,570	5,628	(144)	2008	40 years
Lexington Commerce Center - Eagan, MN	2,493	453	4,352	1,679	480	6,004	6,484	(1,775)	1999	40 years
Lighthouse - Duluth, MN	1,048	90	1,788	7	90	1,795	1,885	(272)	2004	40 years
Metal Improvement Company - New Brighton, MN	1,720	240	2,189	78	240	2,267	2,507	(465)	2002	40 years
Minnetonka 13600 County Road 62 - Minnetonka, MN	2,456	809	434	2,459	809	2,893	3,702	(91)	2009	40 years
Roseville 2929 Long Lake Road - Roseville, MN	5,862	1,966	7,272	1,474	1,980	8,732	10,712	(737)	2006	40 years
Stone Container - Fargo, ND	2,743	440	6,597	104	440	6,701	7,141	(2,105)	1995	40 years
Stone Container - Roseville, MN	3,965	810	7,440	0	810	7,440	8,250	(1,558)	2001	40 years

2010 Annual Report F-38

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Industrial - continued
Urbandale 3900 106th Street - Urbandale, IA	10,800	3,680	10,089	369	3,721	10,417	14,138	(801)	2007	40 years
Waconia Industrial Building - Waconia, MN	954	165	1,492	383	187	1,853	2,040	(570)	2000	40 years
Wilson's Leather - Brooklyn Park, MN	6,945	1,368	11,643	1,197	1,368	12,840	14,208	(2,490)	2002	40 years
Winsted Industrial Building - Winsted, MN	453	100	901	48	100	949	1,049	(244)	2001	40 years
Woodbury 1865 Woodlane - Woodbury, MN	2,870	1,108	2,628	1,617	1,108	4,245	5,353	(229)	2007	40 years
Total Commercial Industrial	$64,518	$19,475	$82,429	$11,345	$19,579	$93,670	$113,249	$(15,481)

Commercial Retail
17 South Main - Minot, ND	$0	$15	$75	$197	$17	$270	$287	$(139)	2000	40 years
Anoka Strip Center - Anoka, MN	0	123	602	19	134	610	744	(111)	2003	40 years
Burnsville 1 Strip Center - Burnsville, MN	521	208	773	205	208	978	1,186	(171)	2003	40 years
Burnsville 2 Strip Center - Burnsville, MN	414	291	469	202	294	668	962	(126)	2003	40 years
Champlin South Pond - Champlin, MN	1,846	842	2,703	47	866	2,726	3,592	(429)	2004	40 years
Chan West Village - Chanhassen, MN	14,031	5,035	14,665	1,723	5,606	15,817	21,423	(2,970)	2003	40 years
Dakota West Plaza - Minot , ND	409	92	493	28	107	506	613	(52)	2006	40 years
Duluth Denfeld Retail - Duluth, MN	2,802	276	4,699	15	276	4,714	4,990	(719)	2004	40 years
Duluth NAPA - Duluth, MN	848	130	1,800	3	130	1,803	1,933	(272)	2004	40 years
Eagan Community - Eagan, MN	1,452	702	1,588	858	703	2,445	3,148	(366)	2003	40 years
East Grand Station - East Grand Forks, MN	220	150	1,235	309	151	1,543	1,694	(346)	1999	40 years
Fargo Express Community - Fargo, ND	1,088	374	1,420	121	385	1,530	1,915	(250)	2003-2005	40 years
Forest Lake Auto - Forest Lake, MN	0	50	446	13	50	459	509	(83)	2003	40 years
Forest Lake Westlake Center - Forest Lake, MN	4,644	2,446	5,304	458	2,480	5,728	8,208	(1,039)	2003	40 years
Grand Forks Carmike - Grand Forks, ND	1,851	184	2,360	2	184	2,362	2,546	(915)	1994	40 years
Grand Forks Medpark Mall - Grand Forks, ND	0	681	4,808	231	720	5,000	5,720	(1,310)	2000	40 years
Jamestown Buffalo Mall - Jamestown, ND	1,333	566	3,209	2,408	864	5,319	6,183	(810)	2003	40 years
Jamestown Business Center - Jamestown, ND	646	297	1,023	1,299	326	2,293	2,619	(503)	2003	40 years
Kalispell Retail Center - Kalispell, MT	1,483	250	2,250	973	254	3,219	3,473	(525)	2003	40 years
Kentwood Thomasville Furniture - Kentwood, MI	356	225	1,889	(698)	225	1,191	1,416	(626)	1996	40 years
Ladysmith Pamida - Ladysmith, WI	1,044	89	1,411	(818)	89	593	682	(242)	2003	40 years
Lakeville Strip Center - Lakeville, MN	1,084	46	1,142	803	94	1,897	1,991	(420)	2003	40 years
Livingston Pamida - Livingston, MT	1,241	227	1,573	0	227	1,573	1,800	(283)	2003	40 years
Minot Arrowhead - Minot, ND	2,435	100	1,064	6,057	722	6,499	7,221	(2,292)	1973	15 1/2-40 years
Minot Plaza - Minot, ND	612	50	453	121	72	552	624	(240)	1993	40 years
Monticello C Store - Monticello, MN	0	86	770	37	118	775	893	(144)	2003	40 years
Omaha Barnes & Noble - Omaha, NE	2,816	600	3,099	0	600	3,099	3,699	(1,124)	1995	40 years

2010 Annual Report F-39

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Commercial Retail - continued
Pine City C-Store - Pine City, MN	$322	$83	$357	$2	$83	$359	$442	$(65)	2003	40 years
Pine City Evergreen Square - Pine City, MN	1,977	154	2,646	582	385	2,997	3,382	(594)	2003	40 years
Rochester Maplewood Square - Rochester, MN	0	3,275	8,610	474	3,294	9,065	12,359	(2,371)	1999	40 years
St. Cloud Westgate - St. Cloud, MN	3,537	1,219	5,535	86	1,242	5,598	6,840	(868)	2004	40 years
Weston Retail - Weston, WI	0	79	1,575	27	80	1,601	1,681	(288)	2003	40 years
Weston Walgreens - Weston, WI	3,273	66	1,718	672	67	2,389	2,456	(233)	2006	40 years
Total Commercial Retail	$52,285	$19,011	$81,764	$16,456	$21,053	$96,178	$117,231	$(20,926)

Subtotal	$1,057,619	$175,355	$1,404,352	$220,812	$187,751	$1,612,768	$1,800,519	$(308,626)

  2010 Annual Report F-40

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company			Gross amount at which carried at close of period
Description	Encumbrances	Land	Buildings & Improvements	Costs capitalized subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction or Acquisition	Life on which depreciation in latest income statement is computed
Unimproved Land
Bismarck 2130 S 12th St - Bismarck, ND	$0	$576	$0	$12	$588	$0	$588	$0	2008	40 years
Bismarck 700 E Main - Bismarck, ND	0	314	0	541	855	0	855	0	2008	40 years
Eagan Unimproved Land - Eagan, MN	0	423	0	0	423	0	423	0	2006	40 years
IRET Corporate Plaza Outlot - Minot, ND	0	568	0	4	572	0	572	0	2009	40 years
Kalispell Unimproved Land - Kalispell, MT	0	1,400	0	24	1,411	13	1,424	0	2003	40 years
Monticello Unimproved Land - Monticello, MN	0	95	0	2	97	0	97	0	2006	40 years
Quarry Ridge Unimproved Land - Rochester, MN	0	942	0	0	942	0	942	0	2006	40 years
River Falls Unimproved Land - River Falls, WI	0	176	0	5	179	2	181	0	2003	40 years
Urbandale Unimproved Land - Urbandale, IA	0	5	0	108	113	0	113	0	2009	40 years
Weston Unimproved Land - Weston, WI	0	812	0	0	812	0	812	0	2006	40 years
Total Unimproved Land	$0	$5,311	$0	$696	$5,992	$15	$6,007	$0

Development in Progress
Fargo 1320 45th Street N - Fargo, ND	$0	$395	$0	$2,436	$396	$2,435	$2,831	$0	2009	40 years
Total Development in Progress	$0	$395	$0	$2,436	$396	$2,435	$2,831	$0

Total	$1,057,619	$181,061	$1,404,352	$223,944	$194,139	$1,615,218	$1,809,357	$(308,626)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule III

REAL ESTATE AND ACCUMULATED DEPRECIATION

Reconciliations of total real estate carrying value for the three years ended April 30, 2010, 2009, and 2008 are as follows:

	(in thousands)
	2010	2009	2008

Balance at beginning of year	$1,729,585	$1,648,259	$1,489,287
Additions during year
Multi-Family Residential	4,270	23,215	11,159
Commercial Office	2,096	8,573	14,473
Commercial Medical	38,125	19,084	82,233
Commercial Industrial	3,066	4,337	27,132
Commercial Retail	0	0	0
Improvements and Other	29,343	27,971	25,787
	1,806,485	1,731,439	1,650,071
Deductions during year
Cost of real estate sold	(1,217)	(49)	(1,812)
Impairment charge	(1,678)	(338)	0
Other(1)	(3,071)	(1,467)	0
Balance at close of year(2)	$1,800,519	$1,729,585	$1,648,259

Reconciliations of accumulated depreciation/amortization for the three years ended April 30, 2010, 2009, and 2008, are as follows:

	(in thousands)
	2010	2009	2008

Balance at beginning of year	$262,871	$219,379	$180,544
Additions during year
Provisions for depreciation	48,152	44,227	39,806
Deductions during year
Accumulated depreciation on real estate sold	(737)	(36)	(971)
Other(1)	(1,660)	(699)	0
Balance at close of year	$308,626	$262,871	$219,379

(1)	Consists of miscellaneous disposed assets.
(2)	The net basis of the Company’s real estate investments for Federal Income Tax purposes is approximately $1.3 billion.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2010

Schedule IV

INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

				(in thousands)
	Interest Rate	Final Maturity Date	Payment Terms	Prior Liens	Face Amt. of Mortgages	Carrying Amt. of Mortgages	Prin. Amt of Loans Subject to Delinquent Prin. or Int.
First Mortgage
Liberty Holdings, LLC	7.00%	11/01/12	Monthly/ Balloon	0	167	161	0
				$0	$167	$161	$0
Less:
Allowance for Loan Losses						$(3)
						$158

	(in thousands)
	2010	2009	2008
MORTGAGE LOANS RECEIVABLE, BEGINNING OF YEAR	$160	$541	$399
New participations in and advances on mortgage loans	0	0	167
	$160	$541	$566
Collections	(2)	(381)	(25)
Transferred to other assets	0	0	0
MORTGAGE LOANS RECEIVABLE, END OF YEAR	$158	$160	$541